UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MANPOWERGROUP INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MANPOWERGROUP INC.

100 MANPOWER PLACE

MILWAUKEE, WISCONSIN 53212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2014

To the Shareholders of ManpowerGroup Inc.:

The 2014 Annual Meeting of Shareholders of ManpowerGroup Inc. will be held at the International Headquarters of ManpowerGroup, 100 Manpower Place, Milwaukee, Wisconsin, on April 29, 2014, at 10:00 a.m., local time, for the following purposes:

(1)	To elect five individuals nominated by the Board of Directors of ManpowerGroup to serve until 2015 as directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2014;

(3)	To approve an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc.;

(4)	To hold an advisory vote on approval of the compensation of our named executive officers; and

(5)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 18, 2014 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the internet. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online.

Whether or not you expect to attend the annual meeting in person, you are urged to vote by a telephone vote, by voting electronically via the Internet or, as applicable, by completing and mailing the proxy card. Instructions for telephonic voting and electronic voting via the Internet are contained in the Notice or, as applicable, on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of ManpowerGroup in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 29, 2014: The annual report and proxy statement of ManpowerGroup are available for review on the Internet. Instructions on how to access and review the materials on the Internet can be found on the Notice and the accompanying proxy card.

Richard Buchband, Secretary

March 5, 2014

MANPOWERGROUP INC.

100 Manpower Place

Milwaukee, Wisconsin 53212

March 5, 2014

PROXY STATEMENT

This proxy statement relates to the solicitation of proxies by the board of directors of ManpowerGroup Inc. for use at the annual meeting of shareholders to be held at 10:00 a.m., local time, on April 29, 2014 or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at ManpowerGroup’s International Headquarters, 100 Manpower Place, Milwaukee, Wisconsin.

Under rules adopted by the Securities and Exchange Commission, ManpowerGroup is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of ManpowerGroup’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus expenses.

Only shareholders of record at the close of business on February 18, 2014 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 79,559,086 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposals to elect the individuals nominated by our Board of Directors to serve for one year, to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2014, to approve an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc. and the advisory vote on approval of the compensation of our named executive officers, abstentions and broker non-votes will not be counted as voting on the proposals.

The Notice is being mailed to shareholders commencing on or about March 20, 2014.

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of ManpowerGroup in writing (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve for one year, will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2014, will be voted for the amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc. and will be voted for approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE DOCUMENTS

Certain documents relating to corporate governance matters are available in print by writing to Mr. Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on ManpowerGroup’s web site at www.manpowergroup.com/about/corporategovernance.cfm. These documents include the following:

•	Articles of Incorporation;

•	By-Laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors;

•	Charter of the executive compensation and human resources committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines; and

•	Foreign Corrupt Practices Act Compliance Policy.

Information contained on ManpowerGroup’s web site is not deemed to be a part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date (except as noted below) information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	7,861,391	(2)	9.9%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,807,173	(3)	7.3%

The Vanguard Group. 100 Vanguard Blvd Malvern, Pennsylvania 19355	4,283,697	(4)	5.4%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	3,989,596	(5)	5.0%

(1)	Based on 79,559,086 shares of common stock outstanding as of the record date.

(2)	This information is based on a Schedule 13G filed on February 13, 2014. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Price Associates has sole voting power with respect to 1,829,549 shares held and sole dispositive power with respect to 7,861,391 shares held. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	This information is based on a Schedule 13G filed on January 30, 2013, by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Japan Co. Ltd., BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Life Limited, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock International Limited, BlackRock Investment Management UK Ltd , BlackRock Fund Managers Limited, BlackRock (Singapore) Limited and BlackRock Fund Management Ireland Limited . According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,208,144 shares held and sole dispositive power with respect to 5,807,173 shares held.

(4)	This information is based on a Schedule 13G filed on February 11, 2014. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which The Vanguard Group (“Vanguard”) serves as investment advisor. Vanguard has sole voting power with respect to 75,908 shares held, sole dispositive power with respect to 4,220,888 shares held and shared dispositive power with respect to 62,809 shares held.

(5)	This information is based on a Schedule 13G filed on January 10, 2014, filed by FMR LLC (“FMR”) and Edward C. Johnson 3d, Chairman of FMR, on their behalf and on the behalf of the following affiliates of FMR: Fidelity Management & Research Company; Strategic Advisers, Inc.; Pyramis Global Advisors, LLC; and Pyramis Global Advisors Trust Company. FMR has sole voting power with respect to 806,546 shares held and FMR and Edward C. Johnson 3d have sole dispositive power with respect to 3,977,052 shares held.

1.  ELECTION OF DIRECTORS

Shareholders are being asked to vote to re-elect to the board of directors Cari Dominguez, Roberto Mendoza, Elizabeth P. Sartain and Edward J. Zore, the directors whose terms will expire at the 2014 annual meeting of shareholders, as well as elect Jonas Prising to the board of directors. All directors will serve for a one-year term.

Our Articles of Incorporation previously divided directors into three classes, with staggered terms of three years each. At each annual meeting of the shareholders, the appointment of the directors constituting one class of directors expired, and the shareholders voted at that meeting to elect the directors nominated, each to hold office for a three-year term. At our 2013 annual meeting of shareholders, the shareholders approved an amendment to our Articles of Incorporation (the “Amendment”) providing for a phased-in declassification of the board of directors and the annual election of all directors who are re-elected beginning at this year’s annual meeting of shareholders on April 29, 2014. Accordingly, the directors elected at the 2014 annual meeting of shareholders (and each annual meeting of shareholders thereafter) will be elected for one-year terms, and beginning with the 2016 annual meeting, the entire Board will be elected annually. In addition, the directors elected at or appointed after the Annual Meeting are no longer designated by classes.

The board of directors may appoint additional directors, in accordance with our Articles of Incorporation, based upon the recommendation of the nominating & governance committee and subject to re-election by our shareholders at the next annual meeting of shareholders.

The following individuals are being nominated as directors, each for a one-year term expiring at the 2015 annual meeting of shareholders:

Cari M. Dominguez (incumbent)

Roberto Mendoza (incumbent)

Jonas Prising (new director)

Eliabeth P. Sartain (incumbent)

Edward J. Zore (incumbent)

The nominating and governance committee reviewed the qualifications of the directors listed above who are seeking re-election and recommended to the board of directors that each be re-elected to serve for an additional one-year term. The board of directors has confirmed the nominations.

Additionally, the nominating and governance committee has recommended Jonas Prising as a nominee to the board of directors in light of his appointment as CEO of the Company, effective May 1, 2014. The board of directors has confirmed the nomination. If Mr. Prising is elected by shareholders, the appointment will take effect at the close of the annual meeting and Mr. Prising will serve as a director for a one year term, expiring at the 2015 annual shareholders meeting.

In accordance with our articles of incorporation and by-laws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes cast against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of an incumbent director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the nominating and governance committee. Any such resignation will be effective only upon its acceptance by the board of directors. The nominating and governance committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. The board of directors will act on the recommendation of the nominating and governance committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

The board of directors recommends you vote FOR the re-appointment of each of the nominees listed above.

Director Biographies

Name	Age	Principal Occupation and Directorships

Nominees for Directors

Cari M. Dominguez	64	Chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006. President, Dominguez & Associates, a consulting firm, from 1999 to 2001. Partner, Heidrick & Struggles, a consulting firm, from 1995 to 1998. Director, Spencer Stuart, a consulting firm, from 1993 to 1995. Assistant Secretary for Employment Standards Administration and Director of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, from 1989 to 1993. Prior thereto, held senior management positions with Bank of America. A trustee of Calvert SAGE Funds since September 2008. A director of Triple-S Management Corporation and the National Association of Corporate Directors. A director of ManpowerGroup for more than five years.

Roberto Mendoza	68	Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Partner of Deming Mendoza & Co. LLC, a corporate finance advisory firm from January 2009 to March 2010. Non-executive Chairman of Trinsum Group, Inc., an international strategic and financial advisory firm, from February 2007 to November 2008. Chairman of Integrated Finance Limited, a financial advisory firm, from June 2001 to January 2007. Managing Director of Goldman Sachs & Co. from September 2000 to March 2001. Director and Vice Chairman of J.P. Morgan & Co. Inc., from January 1990 to June 2000. A director of ManpowerGroup since April 2009. A director of The Western Union Company, PartnerRe Limited, a reinsurance company, and Rocco Forte & Family Limited, a hotel management company. Also a member of the Council on Foreign Relations. Previously a director of Paris Re Holdings Limited from 2007 to 2009.

Jonas Prising	49	ManpowerGroup President since November 2012. President of ManpowerGroup — The Americas since January 2009. Executive Vice President of ManpowerGroup from January 2009 to November 2012. Executive Vice President of ManpowerGroup, President — United States and Canadian Operations from January 2006 to December 2008. An employee of ManpowerGroup since May 1999. No other public directorships.

Name	Age	Principal Occupation and Directorships

Elizabeth P. Sartain	59	Independent Human Resource Advisor and Consultant since April 2008. Executive Vice President and Chief People Officer at Yahoo! Inc. from August 2001 to April 2008. Prior thereto, an executive with Southwest Airlines serving in various positions from 1988 to 2001. A director of ManpowerGroup since August 2010. Previously a director of Peets Tea and Coffee, Inc. from October 2007 to October 2012.

Edward J. Zore	68	Retired Chairman and Chief Executive Officer of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) from March 2009 to July 2010. President and Chief Executive Officer of Northwestern Mutual from June 2001 to March 2009. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a trustee of Northwestern Mutual. A director of ManpowerGroup for more than five years. A director of RenaissanceRe Holdings Ltd. since August 2010. Previously, a director of Mason Street Funds from 2000 to 2007 and a director of the Northwestern Mutual Series Fund, Inc. from 2000 to May 2010.

Other Current Directors

Jeffrey A. Joerres	54	Chairman of ManpowerGroup since May 2001. Chief Executive Officer of ManpowerGroup since April 1999. President and Chief Executive Officer of Manpower from April 1999 to November 2012. Senior Vice President European Operations and Marketing and Major Account Development of ManpowerGroup from July 1998 to April 1999. A director of Johnson Controls, Inc., Artisan Partners Asset Management and the Federal Reserve Bank of Chicago. Formerly a director of Artisan Funds, Inc. from August 2001 to April 2011. A director of ManpowerGroup for more than five years. An employee of ManpowerGroup since July 1993.

John R. Walter	67	Non-Executive Chariman of the Board of InnerWorkings, Inc. from May 2004 to June 2010. Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. A director of InnerWorkings, Inc from May 2004 to March 2012. Also a director of Vasco Data Securities, Inc. from April 2003 to June 2013. Currently a director of Echo Global Logistics. A director of ManpowerGroup for more than five years. Previously, a director of Abbott Laboratories from 1990 to 2007, Deere & Company from 1991 to 2007 and SNP Corporation of Singapore from 2002 to 2009.

Name	Age	Principal Occupation and Directorships

Marc J. Bolland	54	Chief Executive Officer of Marks and Spencer Group plc. since May 2010. Chief Executive Officer of Wm Morrisons Supermarket Plc from September 2006 to April 2010. Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, from 2001 to August 2006. Previously, a Managing Director of Heineken Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of ManpowerGroup for more than five years. No other public directorships in the past five years.

Ulice Payne, Jr.	58	President of Addison-Clifton, LLC, a provider of global trade compliance advisory services, from May 2004 to present. President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003. Partner with Foley & Lardner LLP, a national law firm, from 1998 to 2002. A trustee of The Northwestern Mutual Life Insurance Company and Wisconsin Energy Corporation. A director of ManpowerGroup for more than five years. Previously, a director of Badger Meter, Inc. from 2000 to 2010.

Gina R. Boswell	51	Executive Vice President, Personal Care, North America at Unilever since July 2011. President, Global Brands, of Alberto-Culver Company from January 2008 to July 2011. Senior Vice President and Chief Operating Officer — North America of Avon Products, Inc. from February 2005 to May 2007. Senior Vice President — Corporate Strategy and Business Development of Avon Products, Inc. from 2003 to February 2005. Prior thereto, an executive with Ford Motor Company, serving in various positions from 1999 to 2003. A director of ManpowerGroup for more than five years. A director of Wolverine Inc. since December 2013.

William Downe	61	Chief Executive Officer of BMO Financial Group since March 2007. Chief Operating Officer of BMO Financial Group from 2006 to March 2007. Deputy Chair of BMO Financial Group and Chief Executive Officer, BMO Nesbitt Burns and Head of Investment Banking Group from 2001 to 2006. Vice Chair of Bank of Montreal, 1999 to 2001. Prior thereto, held various senior management positions at Bank of Montreal in Canada and the United States. A director of ManpowerGroup since May 2011. A director of Bank of Montreal, and of BMO Nesbitt Burns Holding Corporation and BMO Financial Corp (both subsidiaries of Bank of Montreal). No other public directorships in the past five years.

Jack M. Greenberg	71	Non-Executive Chairman of The Western Union Company since 2006. Also Non-Executive Chairman of InnerWorkings, Inc. since June 2010. Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002 and Chief Executive Officer and President from August 1998 to May 1999. Director of The Allstate Corporation, InnerWorkings, Inc., Hasbro, Inc., Quintiles Transnational Corp. and The Western Union Company. A director of ManpowerGroup for more than five years. No other public directorships in the past five years.

Name	Age	Principal Occupation and Directorships

Patricia Hemingway Hall	61	President and Chief Executive Officer of Health Care Service Corporation since November 2008. President and Chief Operating Officer of Health Care Service Corporation from November 2007 to November 2008. Executive Vice President of Internal Operations of Health Care Service Corporation from 2006 to 2007. Prior thereto held other senior management positions within Health Care Service Corporation since 1998. A director of ManpowerGroup since May 2011. A director of Cardinal Health since November 2013. No other public directorships in the past five years.

Terry A. Hueneke	71	Retired Executive Vice President of ManpowerGroup from 1996 until February 2002. Senior Vice President — Group Executive of ManpowerGroup’s former principal operating subsidiary from 1987 until 1996. A director of ManpowerGroup for more than five years. No other public directorships in the past five years.

In accordance with the Company’s corporate governance guidelines regarding retirement, Mr. Hueneke’s term will end in April 2014 and Mr. Greenberg’s in September 2014.

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2013. The board of directors held five meetings during 2013. The board of directors did not take action by written consent during 2013.

Under ManpowerGroup’s by-laws, nominations, other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of ManpowerGroup. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ManpowerGroup not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

Board Independence

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are included in our Corporate Governance Guidelines and are available on ManpowerGroup’s website at http://www.manpowergroup.com/about/corporategovernance.cfm. The Corporate Governance Guidelines and the categorical standards have been designed to comply with the standards required by the New York Stock Exchange. As required under the Corporate Governance guidelines, our board of directors reviews and determines the independence of all directors on an annual basis.

In making its independence determinations, the nominating and governance committee evaluates the various commercial and employment transactions and relationships known to the committee that exist between ManpowerGroup and the entities with which certain of our directors or members of their immediate families are, or have been affiliated. The nominating and governance committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards, might compromise a director’s independence.

The board of directors has determined that twelve of thirteen of the current directors of ManpowerGroup are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards and the following:

•	Mr. Greenberg is a director of InnerWorkings, Inc., a public company, which provides print management services to ManpowerGroup.

•	Mr. Greenberg is the Non-Executive Chairman and Mr. Mendoza is a director of the Western Union Company, a public company, which has engaged ManpowerGroup to provide services to the company.

•

Mr. Zore and Mr. Payne are trustees of Northwestern Mutual. Northwestern Mutual and certain of its affiliates have engaged ManpowerGroup, Experis and Right Management to provide contingent staffing, accounting and other services. In addition, ManpowerGroup and certain of its affiliates have from time to time leased space from joint venture and limited liability companies in which Northwestern Mutual has an equity interest.

•	Ms. Boswell is Executive Vice President, Personal Care at Unilever, which has engaged ManpowerGroup to provide services to the company.

•

Mr. Downe is the President and Chief Executive Officer of BMO Financial Group, and one of its subsidiaries, BMO Harris Bank, is a party to the syndicate of banks in ManpowerGroup’s $600 million revolving credit facility, which was entered into in the ordinary course of business. In addition, BMO Financial Group has engaged ManpowerGroup to provide services to the company.

The independent directors are Mr. Bolland, Ms. Boswell, Ms. Dominguez, Mr. Downe, Mr. Greenberg, Ms. Hemingway Hall, Mr. Hueneke, Mr. Mendoza, Mr. Payne, Ms. Sartain, Mr. Walter and Mr. Zore.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in ManpowerGroup’s by-laws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under “Board Composition and Qualifications of Board Members” below.

ManpowerGroup does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2013 annual meeting of shareholders.

Any interested party who wishes to communicate directly with the lead director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the lead director.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation and human resources, and nominating and governance committees. The board of directors has adopted written charters for these committees, which are available on ManpowerGroup’s web site at http://www.manpowergroup.com/about/corporategovernance.cfm.

Audit Committee

The audit committee consists of Ms. Boswell (Chair), Mr. Hueneke, Mr. Payne, Mr. Mendoza and Ms. Hemingway Hall. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and that Ms. Boswell and Mr. Mendoza are each an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission. Under the Company’s Corporate

Governance Guidelines, no member of the audit committee may serve on the audit committee of more than three public companies, including ManpowerGroup. No member of the audit committee currently serves on the audit committee of more than three public companies, including ManpowerGroup.

The functions of the audit committee include:

•	appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors;

•	monitoring the independence, qualifications and performance of the independent auditors;

•	reviewing the planned scope of the annual audit;

•

reviewing the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviewing our accounting management and controls and any significant audit adjustments proposed by the independent auditors;

•	making a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K;

•	reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management;

•	reviewing matters of disagreement, if any, between management and the independent auditors;

•	periodically reviewing our Policy Regarding the Retention of Former Employees of Independent Auditors;

•	overseeing compliance with our Policy on Services Provided by Independent Auditors;

•	meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls;

•	monitoring our internal audit department, including our internal audit plan;

•	monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our code of business conduct and ethics;

•	assisting the board of directors with its oversight of the performance of the Company’s risk management function;

•	reviewing current tax matters affecting us;

•	periodically discussing with management our risk management framework;

•	serving as our qualified legal compliance committee;

•	monitoring any litigation involving ManpowerGroup, which may have a material financial impact on ManpowerGroup or relate to matters entrusted to the audit committee; and

•	approving the retention, compensation and termination of outside legal, accounting and other such advisors to the committee.

In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to ManpowerGroup’s financial statements or that otherwise require disclosure to ManpowerGroup’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee held five meetings during 2013. The audit committee did not take action by written consent during 2013.

Executive Compensation and Human Resources Committee

The executive compensation and human resources committee consists of Mr. Zore (Chair), Mr. Bolland, Ms. Dominguez, Mr. Downe, Mr. Greenberg, Ms. Sartain and Mr. Walter. Each member of the executive compensation and human resources committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code.

The functions of the executive compensation and human resources committee include:

•	establish the compensation of the chief executive officer of ManpowerGroup, subject to ratification by the board of directors;

•	approve the compensation, based on the recommendations of the chief executive officer of ManpowerGroup, of the chief financial officer and certain other senior executives of ManpowerGroup;

•

determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of ManpowerGroup’s retirement and other fringe benefit plans, with respect to the individuals listed above;

•	monitor the development of ManpowerGroup’s key executive officers;

•	administer ManpowerGroup’s equity incentive plans and employee stock purchase plans and oversee ManpowerGroup’s employee retirement and welfare plans;

•	administer ManpowerGroup’s corporate senior management annual incentive pool plan;

•	review and recommend the compensation discussion and analysis to be included in our annual proxy statement;

•	act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code;

•	approve the retention, compensation and termination of outside compensation consultant, independent legal advisor or other advisor and have oversight of their work; and

•	consider independence of any outside compensation consultant, independent legal advisor or other advisor to the committee.

In accordance with the terms of its charter, the executive compensation and human resources committee may from time to time delegate authority and assign responsibility with respect to such of its functions to officers of the Company. The executive compensation and human resources committee held six meetings during 2013. The executive compensation and human resources committee took one action by written consent during 2013.

Nominating and Governance Committee

The nominating and governance committee consists of Mr. Payne (Chair), Ms. Boswell, Mr. Greenberg, Mr. Walter, and Mr. Zore. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The functions of this committee are to:

•	recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors;

•	establish procedures and assist in identifying candidates for board membership;

•	review the qualifications of candidates for board membership;

•	periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate;

•	coordinate the annual self-evaluation of the performance of the board of directors and each of its committees;

•

establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures;

•	oversee the content and format of our code of business conduct and ethics;

•	monitor compliance by the non-management directors with our code of business conduct and ethics;

•	develop and periodically review succession plans for the directors;

•	periodically review the corporate governance guidelines and recommend any changes as deemed appropriate;

•	review and recommend categorical standards for determining non-management director independence consistent with the rules of the New York Stock Exchange and other requirements; and

•	approve the retention, compensation and termination of any outside independent advisors to the committee.

The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met three times during 2013. The nominating and governance committee did not take action by written consent during 2013.

Board Composition and Qualifications of Board Members

The nominating and governance committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors. The guidelines call for the following with respect to the composition of the board:

•	a variety of experience and backgrounds

•	a core of business executives having substantial senior management and financial experience

•	individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies

•	the independence of at least a majority of the directors

•	individuals who represent a diversity of gender, race and age

In connection with its consideration of possible candidates for board membership, the committee also has identified areas of experience that members of the board should as a goal collectively possess. These areas include:

•	previous board experience

•	active or former CEO/COO/Chairperson

•	human resources experience

•	accounting or financial oversight experience

•	international business experience

•	sales experience

•	marketing and branding experience

•	operations experience

•	corporate governance experience

•	government relations experience

•	technology experience

The Company believes that the present composition of the board of directors satisfies the guidelines for selecting board candidates set out above; specifically, the board is composed of individuals who have a variety of experience and backgrounds, the board has a core of business executives having substantial experience in management as well as one member having government experience, board members represent the best interests of all of the shareholders rather than special interests, and assuming Mr. Prising will be elected, twelve of fourteen directors are independent under the rules of the New York Stock Exchange. The composition of the board also reflects diversity of country of origin, gender, race and age, an objective that the nominating and governance committee continually strives to enhance when searching for and considering new directors. Based on the composition of our board of directors, we believe this objective has been achieved.

The board of directors and the nominating and governance committee evaluated each of the director’s contributions to the board of directors and role in the operation of the board of directors as a whole. In addition to the background and experience of each director and nominee outlined in the biographies on pages 5 to 8 of this proxy statement, the board of directors and the nominating and governance committee considered, in particular, the following:

Marc J. Bolland — Mr. Bolland has significant managerial, marketing, operational and international experience as a result of various senior positions he has held at multi-national companies, including as chief executive officer of Marks and Spencer Group plc. The board of directors also benefits from his knowledge of the European markets.

Gina R. Boswell — Ms. Boswell has significant managerial, strategic, operational, and financial management expertise as a result of her various senior positions she has held at several companies with global operations.

Cari M. Dominguez — Ms. Dominguez has expertise in government relations and labor markets from her position as Chair of the U.S. Equal Employment Opportunity Commission and other various governmental positions she held. Ms. Dominguez also has managerial, international and operational experience in the human resources industry as a result of the various senior positions she held at various human resource consulting groups.

William Downe — Mr. Downe brings to the board significant managerial, operational and global experience he has gained during his tenure and as President and Chief Executive Officer of BMO Financial Group.

Jack M. Greenberg — Mr. Greenberg brings expertise in management, operational, financial, marketing and human resource skills and experience from his tenure in a variety of senior positions with McDonald’s, including as chairman and chief executive officer. He also has gained significant experience from serving as a director of other public company boards.

Patricia Hemingway Hall — Ms. Hemingway Hall brings to the board significant managerial, operational, sales, marketing and government relations experience as a result of her tenure as president and chief executive officer of Health Care Service Corporation (“HCSC”) and the other various positions she held at HCSC.

Terry A. Hueneke — Mr. Hueneke brings to the board significant managerial, operational and global experience as a result of his many years of experience with the Company, including various senior management positions.

Jeffrey A. Joerres — Mr. Joerres brings to the board a broad understanding of ManpowerGroup and its operations from the many years of experience with the Company, including as chairman and chief executive officer. He brings to the board a deep understanding of the global marketplace and the competitive landscape for the Company.

Roberto Mendoza — Mr. Mendoza brings to the board significant global financial, strategic and banking activities gained as a result of the various positions he held at various global investment banking and financial advisory firms. Mr. Mendoza also brings an important perspective from his service as a director of other public company boards.

Ulice Payne, Jr. — Mr. Payne brings to the board significant managerial, operational, financial and global experience as a result of many senior positions he has held including as President of Addison-Clifton, LLC, a provider of global trade compliance advisory services. The board of directors also benefits from his broad experience in and knowledge of international business.

Jonas Prising — Mr. Prising brings to the board a deep knowledge of ManpowerGroup and its operations from fifteen years of experience with the Company, including the leader of the Company’s European Sales Organization and most currently as President and Executive Vice President of the Americas and Southern Europe. Effective May 1, 2014, Mr. Prising will become our Chief Executive Officer. He also brings a deep understanding of the industry, a global perspective, having lived and worked in multiple countries around the world, and a strong knowledge of the relevant marketplaces in Europe and Asia.

Elizabeth P. Sartain — Ms. Sartain brings to the board significant human resources experience as a result of her various senior management positions she held at various multi-national companies as well as being an independent human resource advisor for many years. Ms. Sartain also brings an important perspective gained from her service as a director of other public company boards.

John R. Walter — Mr. Walter brings to the board significant managerial, operational and global experience from his tenure as President and Chief Operating Officer of AT&T and President and Chief Executive Officer of R.R. Donnelley & Sons Company and from other senior executive positions he has held at several other companies as well as his service as a director of other public company boards.

Edward J. Zore — Mr. Zore brings to the board significant managerial, operational and financial experience as a result of the various senior positions he held with The Northwestern Mutual Life Insurance Company, including as Chairman and Chief Executive Officer and Chief Financial Officer and Chief Investment Officer. The board also benefits from his service as a director of other public companies.

ManpowerGroup’s corporate governance guidelines states that an individual cannot be nominated for election to the board of directors after his or her 72nd birthday. A director that is standing for election who will turn age 72 during his or her normal term must submit a resignation effective as of his or her 72nd birthday as a condition to having the board of directors recommend the director for election. If the board of directors rejects the resignation for any reason, the director shall continue in office until the expiration of his or her current term. In 2013, each of Mr. Hueneke and Mr. Greenberg agreed to resign effective on his 72nd birthday in 2014.

Board Leadership Structure

Chairman of the Board

During 2013, Jeff Joerres served as chairman of the board. It was the view of the board of directors that combining the roles of chairman of the board and chief executive officer (1) enhanced alignment between the board of directors and management in strategic planning and execution as well as operational matters, (2) avoided the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlined board process in order to conserve time for the consideration of the important matters the board needs to address.

Duties of Lead Director

Prior to 2013, the board of directors had established an arrangement under which the chair of one of the principal board committees served as lead director on a rotating basis for each calendar year. In February 2013, the board of directors revised its corporate governance guidelines to discontinue the practice of rotating the lead director among the various chairmen of the principal board committees. The revised corporate governance guidelines contemplate that the lead director will be appointed annually and that he or she should be willing to serve for at least three years in such capacity. The board of directors believes having a lead director serving continuous terms provides greater continuity to the role, enhances board leadership and performance and facilitates effective oversight of the performance of senior management. Under this new structure, Mr. Zore was first appointed the lead director in February 2013, and re-appointed as lead director in February 2014. The lead director’s duties as specified in the Company’s corporate governance guidelines are as follows:

•	Preside at executive sessions of the non-employee directors and all other meetings of directors where the chairman of the board is not present;

•	Serve as liaison between the chairman of the board and the non-employee directors;

•	Approve what information is sent to the board;

•	Approve the meeting agendas for the board;

•	Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;

•	Have the authority to call meetings of the non-employee directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Board Oversight of Risk

The board of directors is responsible for overseeing management in the execution of management’s Company-wide risk management responsibilities The board of directors fulfills this responsibility both directly and through its standing committees (as discussed further below), each of which assists the board of directors in overseeing a part of the Company’s overall risk management.

The committees of the board oversee specific areas of the Company’s risk management as described below:

Audit Committee

The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•	Periodically reviewing and discussing with management the Company’s policies, practices and procedures regarding risk assessment and management;

•	Periodically receiving, reviewing and discussing with management reports on selected risk topics as the committee or management deems appropriate from time to time; and

•	Periodically reporting to the board of directors on its activities in this oversight role.

Executive Compensation and Human Resources Committee

The executive compensation and human resources committee reviews and discusses with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Governance

The nominating and governance committee evaluates the overall effectiveness of the board of directors, including is focus on the most critical issues and risks.

As part of this oversight, the committees engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and each committee.

Compensation Consultant

The executive compensation and human resources committee directly retains Mercer (US) Inc. to advise it on executive compensation matters. Mercer reports to the chair of the committee. On an annual basis, the Company and Mercer enter into an engagement letter, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2013 were $375,607.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating ManpowerGroup’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer was engaged by the committee to perform the following services in 2013:

•

Evaluate the competitiveness of our total executive compensation and benefits program for the CEO and senior management team, including base salary, annual incentive, total cash compensation, long-term incentive awards, total direct compensation, retirement benefits and total remuneration against the market;

•

Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;

•	Review and recommend the companies used in our comparator group and our industry peer group;

•	Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;

•	Advise the executive compensation and human resources committee on salary, target incentive opportunities and equity grants; and

•	Brief the committee on executive compensation trends in executive compensation and benefits among large public companies and on regulatory, legislative and other developments;

•	Assist with the preparation of the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

In connection with the engagement, ManpowerGroup and Mercer have agreed on written guidelines for minimizing potential conflicts of interest. These guidelines are as follows:

•	The committee has the authority to retain and dismiss Mercer at any time;

•	Mercer reports directly to the committee and has direct access to the committee through the chair;

•

Mercer does not consult with or otherwise interact with our executives except to discuss our business and compensation strategies and culture, obtain compensation and benefits data along with financial projections and operational data, consult about the nature and scope of the various executive jobs for benchmarking purposes, confirm factual and data analyses to ensure accuracy, and consult with the CEO about the compensation of the other executives of ManpowerGroup;

•	Mercer’s main contacts with management are the CFO and executive vice president, global strategy and talent;

•

Mercer’s written reports may be distributed to committee members as part of the committee meeting mailings, except any findings and recommendation regarding the CEO are sent in a separate document directly to committee members;

•	Each engagement of Mercer by the committee is documented in an engagement letter that includes a description of the agreed upon services, fees and other matters considered appropriate; and

•

Prior to the Mercer consultant performing any services, whether related to compensation or other consulting services, for ManpowerGroup in addition to those performed for the committee, the consultant must inform the committee chair and obtain approval.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay at our company.

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. The total amount paid for these other services provided in 2013 was $357,770. These services include actuarial and pension reporting services, workers compensation reporting and insurance services. The majority of these services are provided not by Mercer itself, but by other companies owned by Marsh & McLennan, the parent company of Mercer, which therefore, are considered affiliates even though they operate independently of Mercer. The committee considered the independence of Mercer under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The committee concluded that the services provided by the Marsh & McLennan affiliates (other than Mercer), did not raise any conflicts of interest .

The committee believes the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with us because of the procedures Mercer and the committee have in place, including the following:

•	The consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to us;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and

•	The committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth in the table below, as of February 18, 2014, are the shares of ManpowerGroup common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Executive and Director Compensation — Summary Compensation Table,” and all directors and executive officers of ManpowerGroup as a group and the shares of ManpowerGroup common stock that could be acquired within 60 days of February 18, 2014 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class
Jeffrey A. Joerres	969,452	(3)	623,848	1.2%
Michael J. Van Handel	325,541		219,097	*
Marc J. Bolland	4,592	(4)	0	*
Gina R. Boswell	16,053	(4)	0	*
Cari M. Dominguez	7,176		0	*
William Downe	11,281	(4)	0	*
Darryl Green	105,144		95,782	*
Jack M. Greenberg	6,247	(4)	0	*
Patricia Hemingway Hall	0		0	*
Terry A. Hueneke	4,311	(4)	0	*
Roberto Mendoza	0		0	*
Ulice Payne, Jr	12,533	(4)	0	*
Jonas Prising	159,696	(4)	118,076	*
Elizabeth P. Sartain	8,828	(4)	0	*
Mara Swan	88,577		67,027	*
John R. Walter	13,928		8,028	*
Edward J. Zore	42,443	(4)	0	*
All directors and executive officers as a group (20 persons)	1,827,008		1,161,691	2.3%

*	Less than 1% of outstanding shares.

(1)	Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

The table does not include vested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan and the 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan:

Director	Vested Deferred Stock
	2003 Plan	2011 Plan	Total
Marc J. Bolland	774	4,624	5,398
Cari M. Dominguez	0	6,830	6,830
William Downe	0	10,747	10,747
Jack M. Greenberg	257	0	257
Patricia Hemingway Hall	0	7,926	7,926
Terry A. Hueneke	1,974	0	1,974
Roberto Mendoza	8,017	6,830	14,847
Ulice Payne, Jr.	0	3,041	3,041
Elizabeth P. Sartain	0	2,508	2,508
John R. Walter	10,547	3,789	14,336
Edward J. Zore	601	2,112	2,713

The table does not include 1,281 unvested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by each of Ms. Dominguez, Ms. Hall, Mr. Mendoza, and Mr. Walter that were issued under the 2011 Plan and the Terms and Conditions on January 1, 2014. These shares of deferred stock vest in equal quarterly installments during 2014.

Finally, the table does not include unvested restricted stock units, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following executive officers that were issued under both the 2003 Plan and 2011 Plan:

Officer	Unvested Restricted Stock Units
	2003 Plan	2011 Plan	Total
Jeffrey A. Joerres	0	59,350	59,350
Michael J. Van Handel	0	21,197	21,197
Jonas Prising	15,689	39,804	55,493
Darryl Green	0	10,870	10,870
Mara Swan	15,689	8,403	24,092

Of these amounts, (i) the following restricted stock units vest on February 15, 2015: Mr. Joerres — 32,345; Mr. Van Handel — 11,552; each of Mr. Prising and Mr. Green — 5,083; and Ms. Swan — 4,159; (ii) the following vest on February 13, 2016: Mr. Joerres — 27,005; Mr. Van Handel — 9,645; each of Mr. Prising and Mr. Green — 5,787; and Ms. Swan — 4,244; (iii) 15,689 shares of restricted stock held by each of Mr. Prising and Ms. Swan will vest on February 16, 2016 (iv) 28,934 shares of restricted stock held by Mr. Prising will vest on February 13, 2018, except as otherwise provided in the 2003 and 2011 Plans.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options and the settlement of restricted stock units.

(3)	Includes 300 shares held by Mr. Joerres’ spouse.

(4)	Includes the following number of shares of unvested restricted stock as of the record date:

Director	Unvested Restricted Stock
Marc J. Bolland	1,281
Gina R. Boswell	1,281
William Downe	1,281
Jack M. Greenberg	1,281
Terry A. Hueneke	1,281
Ulice Payne, Jr.	1,281
Elizabeth P Sartain.	1,281
Edward J. Zore	1,281

The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Background

This compensation discussion and analysis describes ManpowerGroup’s executive compensation program, including total 2013 compensation for our executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission. We refer to this group of executives as our named executive officers (“NEOs”). They are listed below with their titles as of December 31, 2013:

•	Jeffrey A. Joerres — Chairman and CEO

•	Michael J. Van Handel — Executive Vice President and CFO

•	Jonas Prising — President

•	Darryl Green — President

•	Mara Swan — Executive Vice President, Global Strategy and Talent

Executive Summary

2013 Compensation Reflected Strong 2013 Financial Results

Our executive compensation programs are designed to reward performance, and 2013 was a strong year. Our cost recalibration efforts in 2013 yielded significantly improved operating leverage. While we do not reward our NEOs on Total Shareholder Return (“TSR”) as a performance metric, our shareholders enjoyed a TSR of 104% in 2013, aided by improved performance on key financial metrics that we *do* reward:

•	Economic Profit (net operating profit after taxes less a capital charge or “EP”)(1) was $7.2 million, an increase from negative $81.9 million in 2012

•	Diluted Earnings Per Share (“EPS”)(1) was $3.66, an increase from $2.47 in 2012

•	Operating Profit Margin Percent (“OPMP”)(1) was 2.58%, an increase from 2.27% in 2012

(1)	EP, EPS and Operating Profit Margin Percent have been calculated for 2013 and 2012 in accordance with our compensation plans. See page 37 for an explanation of the calculations of each of these metrics.

We Manage Our Business in Light of Global Macroeconomic Forces and Business Cycles

ManpowerGroup derives over 85% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (36%), Northern Europe (28%) and Asia Pacific Middle East (12%). Our business is truly global in nature and complexity, with over 25,000 employees and over 600,000 associates connected with clients worldwide on any given day. Our worldwide network serves global, multinational and local companies in 80 countries and territories. We placed approximately 3.4 million people in jobs in 2013, and provided a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

Our results are highly dependent on labor market conditions, business cycles and other macroeconomic forces. In periods of economic uncertainty, such as we experienced between 2009 and 2013, our revenue will often decline as our clients scale back use of our services due to reduced demand for their products and services. During these periods, we have worked to take costs out of our business, to mitigate the cyclical effects where possible. Our 2013 results demonstrate the positive impact of the simplification and cost recalibration plan we began in the fourth quarter of 2012. Under that plan, even though European and U.S. macroeconomic conditions remained weak during most of 2013, we were able to successfully reduce SG&A during the year and use our organizational assets more productively and efficiently to drive financial returns and better position us for eventual recovery. At the other end of the cycle, in periods of economic recovery, we will typically experience renewed demand for our solutions and would expect to see improvement in revenue, and period-over-period increases in our Operating Profit Margin and EP metrics.

Our Executive Pay is Designed to be Variable, Based on Results

We believe the interests of our shareholders are served when strong operating performance drives enhanced financial performance. Therefore, the pay for our CEO and our other NEOs is closely aligned with our financial results, and their compensation will be variable year-over-year based on whether they have achieved collective and individual performance goals set by our Compensation Committee (the “Committee”). (A more detailed summary of our compensation philosophy can be found on page 25.) This also aligns with our philosophy of affordability — compensation is higher when our executives have delivered financial results that make it affordable for the company, and lower when financial results decline and make it less affordable for the company.

We Focus on Three Key Performance Metrics

In 2013, we continued to focus our executive compensation programs on three financial and operating metrics that we believe reflect whether we are running our businesses successfully for our shareholders.

•

Economic Profit.    Our business is capital intensive. We must pay our associates and consultants before we typically bill and collect from our clients. Our “EP” metric takes our net operating profit and subtracts a capital charge to reflect the total net capital used in the business, thus measuring how efficiently and quickly we are converting our services into profits. Our goal is to continuously improve our EP through year-over-year increases. At times during the business cycle, we expect the EP calculation to yield a negative number, as occurred in 2011 and 2012.

Starting with the 2014 compensation year, we have replaced Economic Profit with a similar metric, Return on Invested Capital (ROIC), which is likewise designed to incent effective use of the company’s capital assets. We chose to begin using ROIC because it is a more commonly used metric among investors and the financial community and will enable our shareholders to more clearly understand how effectively we are using our capital assets.

•	Earnings Per Share. Focuses our NEOs on producing financial results that align with the interests of our shareholders. We believe this metric is a critical measure of executive performance.

•

Operating Profit Margin Percent.    Measures how efficiently our NEOs have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits.

These three measures align with our strategy to drive higher margins, improve efficiency and provide more value to our clients. Historically we have not utilized TSR as a performance goal. In particular, it is difficult to predict the behavior of equity markets. We have found that over short periods of time our stock price can rise or fall, often in advance of perceived changes in the global business climate, in a manner that is only loosely correlated with, or is even de-coupled from, the fundamentals of our business. Therefore, we do not believe TSR is as effective as the metrics above in incentivizing executive performance and we do not use it.

In addition to these three metrics, the Committee also sets individual operating objectives for each executive officer.

We Utilize a Broad Group of Comparators for Compensation

It is difficult to find an industry-specific group of peer companies for benchmarking our executive compensation. We are significantly larger than other U.S.-listed companies in our industry ($20.3 billion in revenue in 2013, compared to $5.4 billion of our nearest competitor) and our two largest competitors, Randstad and Adecco, are not U.S. based companies, and do not disclose full compensation information. In addition, both of these companies are European companies, where pay practices are different from those in the U.S. To ensure that we are utilizing meaningful data, the Committee’s independent compensation consultant, Mercer, has customized a peer group, which consists of 137 companies within the S&P 500 and is designed to properly benchmark our NEOs compensation against the relevant talent marketplace. The Committee believes that using this group provides a robust basis for assessing the competitive range of compensation for senior executives of companies of ManpowerGroup’s scale and also represents the universe of top-tier companies we consider when looking for executive talent. The median revenue of the peers approximates that of ManpowerGroup, with a range of 60 percent to approximately 200 percent of our revenue.

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

What We Do:

•	We tie pay to performance, including the use of performance share units. The majority of executive pay is variable.

•	We use double triggers in our severance agreements and our equity awards.

•	We maintain significant stock ownership guidelines for our NEOs.

•	The committee engages an independent compensation consultant that works solely in support of the committee.

•	We continually review our executive compensation program against the competitive market.

•

We listen to our shareholders. In addition to an annual “say-on-pay” advisory vote, we regularly reach out to leading shareholders and their advisory firms to discuss our governance and executive compensation. Our goal is to make sure our programs are well-understood and consistent with the expectations of our shareholders.

•

We adjust our programs based on shareholder input. For example, we have received comments that the performance period we utilize in our PSU program is too short. Based on that feedback, our Compensation Committee has moved the performance period for our PSUs to a 3-year, rather than a 1-year, measurement period. We will transition into the new 3-year measurement period starting with the 2014 compensation year.

What We Don’t Do:

•	We do not provide tax gross up payments for any amounts considered excess parachute payments.

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock.

•	We do not provide excessive perquisites to our NEO’s.

We Have a Track Record of Positive Compensation and Governance Changes:

In recent years, we have adopted a number of important enhancements to our corporate governance and compensation practices:

•

Shareholder approval of 1-year terms for our directors:    In 2013, our board of directors recommended to our shareholders that we eliminate our classified board structure and hold annual elections of directors. Our shareholders approved this recommendation at our 2013 annual meeting.

•

Strengthened role of lead director:    In 2013, we eliminated a practice in which the chair of one of our board committees would serve as lead director on a rotating basis for each calendar year. Our board determined that greater continuity was desirable, and beginning in 2013 our board appointed a lead director with the intent that the individual will serve for at least three years. The roles and responsibilities of the lead director have been clarified, and the lead director will also receive additional compensation for serving in this role.

•

Adoption of clawback policy:    Even though the SEC has not adopted final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding clawback requirements, we believe it is an important feature of an executive compensation program. Therefore, during 2012 we adopted a clawback policy for our executive officers. Under the policy, if the committee determines an employee engaged in intentional misconduct that causes a financial restatement, the committee may revoke any outstanding awards, including cash incentives or equity awards, that were received as a result of the misconduct.

•

Use of double triggers in performance share unit agreements:    In 2012, we began to use a double trigger in the event of a change of control for our PSU grants. Since 2012, all of our severance agreements and equity agreements now require a double trigger in the event of a change in control.

•	Elimination of tax gross-ups: In 2011, we eliminated tax gross-ups for the NEOs for excess parachute amounts as defined under Internal Revenue Code Section 280G.

•

Expanded Use of Performance-Based Equity.    Also in 2011, we modified our long-term incentive program for the NEOs to expand our use of performance share units. Our current policy is that performance-based equity should represent over 50% of long-term equity grants to our NEOs.

•

Revised Stock Ownership Guidelines.    Additionally in 2011, we amended the stock ownership guidelines to require any senior executives that have not met their individual ownership requirement hold 50% of any of the shares they received from exercise or vesting of awards until the requirement has been satisfied.

Further Enhancements We Have Made to Executive Compensation in 2014 Based on Shareholder Feedback:

Based on feedback we received from our shareholders in 2013, the Committee implemented additional changes to the Company’s executive compensation program in 2014:

•

Use ROIC as a key performance metric:    As stated earlier, starting with the 2014 compensation year, we have replaced Economic Profit with ROIC to demonstrate more clearly how effectively we are using our capital assets.

•

Return to 3-year performance period for PSUS:    In 2014, we will return to the use of a 3-year performance period for PSUs to better align the interests of the executive officers with long-term shareholder value.

Our CEO’s Compensation Followed our Guiding Principle of Pay-For-Performance.

Approximately 71% of our CEO’s 2013 compensation was tied to Company performance and 87% of total pay was variable. As a result of our strong financial performance in 2013, Mr. Joerres’ total compensation in 2013 was 114% of target. The discussion below highlights each component of Mr. Joerres’ compensation in 2013.

There Was No Increase in Base Salary in 2013.    For the third year in a row, Mr. Joerres’ base salary remained unchanged.

Annual Cash Incentive Payout Was 172% of Target.    In light of the financial performance of the Company and the committee’s assessment of Mr. Joerres’ achievement of his operating objectives, Mr. Joerres’ annual cash incentive payout was 172% of target.

The following table shows the actual cash incentive payout to the CEO for EPS, EP and his operating objectives compared to target for 2013:

	2013 Actual Payout $	% Compared to Target
EPS Goal (40% of total opportunity)	1,212,000	168%
EP Goal (40% of total opportunity)	1,286,400	179%
Operating Objective (20% of total opportunity)	600,000	167%
Total ($)	3,098,400	172%

Approximately 58% of Long-Term Equity Awards are Based on Performance.    Mr. Joerres’ 2013 compensation package consisted of three long-term components:

•	Approximately 58% of long-term awards in the form of performance share units (PSUs).

•	Approximately 18% of long-term awards in the form of stock options that vest over a four year period with a ten year expiration.

•	Approximately 24% of long-term awards in the form of restricted stock units (RSUs) that vest in full at the end of a three year retention period.

In prior years, Mr. Joerres’ compensation package consisted of 50% PSUs, 30% stock options and 20% RSUs. However, for 2013, the Committee adjusted Mr. Joerres’ compensation to further reduce the percentage of time-based awards in his long-term compensation and replace them with performance-based grants, as reflected in the bullet points above.

The committee again chose to use Operating Profit Margin as the performance metric for PSUs. The committee believes Operating Profit Margin focuses the CEO on the long-term profitability of the Company and increases value to our shareholders.

Operating Profit Margin Was Above Target Levels, Therefore Long-Term Equity Awards Were Above Target Levels.    Operating Profit Margin was 2.58% for 2013, as defined in the plan, which fell between the target and outstanding performance level. As a result, Mr. Joerres achieved 140% of his 2013 target PSU award.

Realizable Pay Reflected Strong Shareholder Returns.    We calculate realizable pay for Mr. Joerres to show the impact of company performance and stock price on his compensation granted or awarded during the year. Based on the Company’s strong performance in 2013 and the increase in stock price to $85.86 as of December 31, 2013, Mr. Joerres realizable pay of $16.6 million for 2013 was greater than his total compensation of $10.4 million shown in the Summary Compensation Table using SEC reporting methodology. This is not surprising given the significant equity component of Mr. Joerres’ total compensation, and the approximately 100% return enjoyed by our shareholders during 2013. In 2012, realizable pay was substantially less than Mr. Joerres’ reported compensation. See page 44.

Other Compensation Was Limited.    As before, the level of perquisites provided to Mr. Joerres remains limited. We provide a car lease to him under our broad-based auto program, in which Mr. Joerres is responsible for 25% of the lease payments. We also reimburse him for financial planning expenses which are capped at $12,000 per year. Besides these two items, Other Compensation in 2013 also included a company match and Mr. Joerres’ personal profit sharing contribution under our Nonqualified Savings Plan, in which Mr. Joerres has elected to participate. Mr. Joerres does not have a current pension plan, and is not eligible to participate in the Company’s 401(k) plan.

Objectives of Compensation Program

In making decisions regarding compensation elements, program features and compensation award levels, ManpowerGroup is guided by a series of principles, listed below. Within the framework of these principles, ManpowerGroup considers governance trends, the competitive market, corporate, business unit and individual results, and various individual factors.

ManpowerGroup’s executive compensation guiding principles are to:

•

Pay for results:    We tie a significant portion of compensation to the achievement of Company and business unit goals as well as recognize individual accomplishments that contribute to ManpowerGroup’s success. For example, in 2013, approximately 59% and 50% of the CEO’s and CFO’s target compensation, respectively, (and approximately 47% for the other NEOs) was tied to short- and long-term financial performance goals.

•

Not pay for failure:    We set threshold targets for each performance-based incentive element of our executive compensation program. The Committee believes these threshold targets are the lowest acceptable levels at which it is appropriate for the NEOs to receive an award. If the threshold level is not met, NEOs do not receive a payout related to that performance measure. In 2013, all of the executives met at least the threshold level for each performance-based incentive element.

•

Align with shareholder interests:    The Committee sets performance targets and chooses compensation elements that closely align executives’ interests with those of shareholders. For example, performance share units, which make up approximately 39% and 34% of target compensation for the CEO and CFO, respectively, and approximately 27% for the other NEOs, are tied to operating profit margin, an incentive correlated with shareholder value because the higher the profit margin, the more valuable the Company becomes. Stock options and restricted stock units are directly aligned with shareholders’ economic interests as the ultimate value the NEOs realize is dependent upon the value of our stock. In addition, a substantial portion of the annual cash incentive awards paid to our CEO and CFO, for example, are based on achievement of EPS and EP goals (ROIC beginning in 2014) for the year.

•

Pay competitively:    In order for ManpowerGroup to be successful, we need senior executives who have the capability and experience to operate in a global and complex environment. The Committee believes it must provide pay opportunities to the NEOs that are competitive in order to attract and retain executives of this caliber.

•	Balance cash and equity: We balance the mix of cash and equity compensation to align compensation to both long and short term results of the Company.

•

Use internal and external performance reference points:    We evaluate the elements of our compensation program against appropriate comparator company practices as well as other executives within the Company with the same responsibilities and experience. However, identifying our competitive market is a challenge. See page 33 for further information regarding our competitive market.

•

Recognize the cyclical nature of our business:    Our business is highly cyclical and our financial results are impacted by global economic cycles, which are difficult to predict. In determining executive compensation, the Committee tries to strike an appropriate balance between fixed and variable pay, and to create meaningful incentives at all points in an economic cycle.

•

Retain executives:    The Company structures its compensation program for the NEOs so that the overall target outcome generally falls within the median of the competitive market. The Committee believes this is the appropriate level to provide in order to attract and retain executives with the experience and capabilities we need.

•

Assure total compensation is affordable:    Our NEOs’ compensation is variable year-over-year, which means compensation is higher when financial objectives are achieved and incremental compensation is more affordable for the company and compensation is lower when financial results decline and it is less affordable for the company. In addition, payouts under the annual cash incentive plan and the performance share units are capped at the outstanding performance levels, which makes the maximum cost predictable and ensures affordability

•

Clearly communicate plans so that they are understood:    We clearly communicate to each NEO their specific goals, targets and objectives under the various elements of the compensation program to ensure our executives are focused on achieving the financial and operational results that the Committee believes will best promote shareholder value.

Response to Say on Pay Vote

ManpowerGroup held a non-binding shareholder advisory vote at its 2013 Annual Meeting of Shareholders to approve the compensation of ManpowerGroup’s NEOs, also known as “Say on Pay.” This shareholder resolution was approved by approximately 81% of the votes cast, an increase from the 77% received in 2012. We believe our annual “say on pay” vote represents an important opportunity for our shareholders to respond to our executive compensation programs, and following the 2013 annual meeting we held conversations with a number of our largest shareholders that voted against our Say on Pay to better understand the rationale behind their vote. That feedback was considered by the Committee in developing our compensation program for 2014. Because the vote was held after the Committee had determined the compensation packages for the NEOs for 2013, which occurred in February, it was not possible to use this information, or the voting results, to affect the compensation decisions for 2013. However, following the Annual Meeting vote, and the related discussions with shareholders, the Committee re-evaluated the compensation packages for 2014 and has introduced the following changes:

•	Return to 3-year performance period for PSUs: In 2014, we will return to the use of a 3-year performance period for PSUs to better align the interests of the NEOs with long-term shareholder value.

•

Use of ROIC as a key performance metric:    Starting with the 2014 compensation year, we have replaced EP with a similar metric, ROIC, which is likewise designed to incent effective use of the company’s capital assets. We chose to begin using ROIC because it is a more commonly used metric among investors and the financial community and will enable our shareholders to more clearly understand how effectively we are using our net assets.

Compensation Elements

ManpowerGroup’s guiding principles for the compensation of the Company’s senior executives are implemented using various elements. The range of elements used is intended to provide a compensation and benefits package that addresses the competitive market for executive talent with the broad competencies and skills described earlier, creates a strong incentive to maximize shareholder value, produces outcomes that vary with ManpowerGroup’s results, and is aligned with ManpowerGroup’s business strategies. The following are the main elements used by ManpowerGroup in its compensation program in 2013 along with key decisions by the Compensation Committee related to those elements:

2013 Compensation Program Elements

Compensation Element	Key Characteristics	Objective and Determination	2013 Decisions

Base Salary	Fixed compensation for performing the core areas of responsibility in amounts that are competitive in the markets in which we operate.

Provide a fixed compensation for performing the core areas of responsibility of the NEO. These are reviewed annually and adjusted when appropriate.

Factors used to determine base salaries:

•   NEO’s experience, skill, and performance.

•   The breadth of the NEO’s responsibilities.

•   Internal equity among other NEOs.

•   Pay relative to market.

• Mr. Prising, Mr. Green and Ms. Swan each received an increase in their base salary in 2013 due to increased responsibilities.

Annual Incentive Award	Variable compensation payable in cash based on performance against annually established goals and assessment of individual performance.

Motivate and reward NEOs for achievement of key strategic, operational and financial measures over the year.

Measures used to determine annual incentive:

•   The Committee uses financial metrics and individual operating objectives to determine the actual payout to the NEOs.

•   The financial metrics used to determine NEOs annual incentive were:

•    EPS for all NEOs.

•    EP for the CEO and CFO and Ms. Swan.

•   The EPS and EP levels achieved were above the target levels.

•   The AOUP levels for the NEOs ranged between the Threshold and Outstanding levels.

•   Each of the NEOs received a percentage of their incentive for achieving a specified level of the operating objectives.

•   The Pool Plan for 2013 was $25.3 million. Mr. Joerres’ portion of the Pool for 2013 was $6.9 million. However, the individual limit under the

Compensation Element	Key Characteristics	Objective and Determination	2013 Decisions

•    Adjusted Operating Unit Profit (AOUP) for Mr. Prising and Mr. Green.

•    The maximum aggregate annual incentives earned by the NEOs subject to the Pool Plan cannot exceed a certain percentage of gross profit (the “Pool”). Each NEO in the Pool Plan cannot earn more than his or her allocated portion of the Pool.

Pool Plan is $5 million, which was less than his share of the Pool.

•    Each participant in the Pool Plan received an incentive significantly below his or her allocated portion of the Pool.

•    See page 37 for more information.

Performance Share Units	Variable compensation payable in shares of stock. The PSUs vest based on achievement of a pre-established performance metric over a period of time. If goal is not met, shares are not received.

Motivate and reward NEOs for performance against long-term financial objectives to align the interests of the NEOs with long-term shareholder value. Target amount awarded is determined based on job scope, market practice and individual performance.

Measures used to determine PSUs earned:

•    A threshold level of operating profit margin must be achieved in 2013 to receive any PSU vesting.

•    Payout levels for threshold, target and outstanding results are determined, and the actual payout percentage is calculated by interpolation

•    The number of shares earned based on operating profit margin was between target and outstanding.

•    Operating profit was above the Operating Profit Dollar Gate, allowing for a payout percentage in excess of 100%.

•    In 2013, PSUs represented approximately 50% of the total long-term equity incentive grant awarded to the NEOs, except for Mr. Joerres where PSUs represented approximately 58% of his long-term equity incentive grant.

•    See page 41 for more information.

Compensation Element	Key Characteristics	Objective and Determination	2013 Decisions

•   However, if operating profit does not meet a certain pre-determined dollar “gate” in 2013, NEOs will not receive more than 100% of the target level payout

•   50% of the PSUs earned for 2013 performance will be paid at the end of 2014 and the remaining 50% at the end of 2015.

Restricted Stock Units	Variable compensation payable in shares of stock. 100% of the RSUs vest on the third anniversary date.

•   Restricted stock units are paid in stock at the end of a retention period (generally at the end of 3 years).

•   Through stock price and dividends, restricted stock units directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk and add an additional retention incentive.

•   Amount awarded is determined based on job scope, market practice and individual performance.

•   24% of Mr. Joerres’ long-term equity incentive grant in 2013 was in the form of restricted stock units.

•   In 2013, RSUs represented 20% of the total long-term equity incentive grant awarded to the other NEOs.

Stock Options	Nonqualified stock options that expire in ten years and become exercisable ratably over four years.	• Align the interests of the NEOs with long-term shareholder value as well as retain executive talent. Amount awarded is determined based on job scope, market practice and individual performance.

•   18% of Mr. Joerres’ long-term equity incentive grant in 2013 was in the form stock options.

•   In 2013, stock options represented 30% of the total long-term equity incentive grant awarded to the other NEOs.

Qualified Retirement Plans	None.	• No pension plan benefit in the United States, as we froze the qualified, noncontributory defined benefit pension plan, as well as nonqualified,

Compensation Element	Key Characteristics	Objective and Determination	2013 Decisions

noncontributory defined benefit deferred compensation plans as of February 29, 2000.

•   No 401(k) plan because of limitation on participation to highly compensated employees under the rules governing such plans.

Nonqualified Savings Plan	Similar to a 401(k) plan, however not as flexible in regards to timing of the payouts of the retirement benefits for nonqualified plans. These benefits are unsecured and subject to risk of forfeiture in bankruptcy.	• Used to provide NEOs with reasonably competitive benefits to those in the competitive market.

Career Shares	Used selectively by the Committee, taking into account what is most appropriate for an NEO in view of the retention incentive provided by the award. Restricted stock units vest completely on a single date several years into the future.

•   Used as a retention incentive in the form of restricted stock units and to supplement deferred compensation benefits to executives. The Committee considers each year whether to make any such grants and to whom.

• Mr. Prising was the only executive to receive a career share grant in 2013.

Other Benefits	Used to attract and retain talent needed in the business.

•   Additional benefits include financial planning reimbursement and broad-based automobile benefits, selected benefits for expatriate executives, participation in broad-based employee benefit plans, and certain other benefits required by local law or driven by local market practice.

Pay for Results

Consistent with ManpowerGroup’s pay for results philosophy, our executive compensation program is designed to motivate our NEOs to contribute to the Company’s long-term performance and success. As such, the following pay components include pay for results features:

•

Annual Incentive Award:    Performance goal ranges for our cash-based annual incentive award are established for the CEO, CFO and Ms. Swan for the financial metrics EPS and EP. For the other NEOs, performance ranges are established for the financial metrics EPS and AOUP. Award opportunities are established for achievement at threshold, target and outstanding levels. Payouts are generally based on actual performance on these metrics as well as the individual operating objectives for each NEO. However, NEOs who are subject to the Pool Plan cannot receive more than their allocable share of the Pool established under the Pool Plan. The maximum aggregate annual incentives that can be earned by the NEOs under the Pool Plan is determined using a percentage of gross profit. The higher the gross profit, the larger the Pool. See page 37 for further discussion regarding the use of the Pool Plan.

•	Long-Term Incentive Awards:

•

Performance Share Units — Approximately 58 percent of the CEO’s and 50 percent of the other NEOs’ long-term awards for 2013 were made in the form of performance share units. As stated earlier, the NEO receives a certain number of shares of stock at the end of a specified period based on achievement measured against pre-established performance goals for that period, typically operating profit margin. Award opportunities are established for achievement at threshold, target and outstanding levels. The Committee believes using operating profit margin is appropriate because it is a driver of shareholder value.

•

Stock Options — Approximately 18 percent of the CEO’s and 30 percent of the other NEOs’ long-term awards are made in the form of stock options. The Committee believes stock options provide an important overall longer term incentive for the NEOs to try to maximize value of ManpowerGroup’s stock. Because stock options are granted at a specific value on the date of grant, the ultimate compensation realized will depend on the stock price at the time of exercise.

Target Total Compensation

Target total compensation is the value of the compensation package that is intended to be delivered based on performance against pre-established goals. The following chart illustrates for each of the NEOs the composition of his or her target total compensation among the various compensation elements:

The Committee’s compensation consultant, Mercer, provides the Committee with market data that is used in setting target levels for compensation for the NEOs. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels depending on the actual performance achieved under the pre-established financial and operating goals set by the Committee. In general, when the Company has strong financial results, our NEOs are awarded accordingly. Conversely, when the Company has weak financial results or falls short of its business objectives, the NEOs’ payments under these programs decline.

The target compensation is detailed for each NEO in the following table. This table outlines the values of the various elements and the percentage of each NEO’s total target compensation package that is variable (both short- and long-term) and performance-based (both short- and long-term).

2013 NEO Target Compensation

NEO	Base Salary	Annual Incentive	Stock Options(1)	Performance Share Units(1)	Restricted Stock Units(1)	Total 2013 Target Comp	% Total Variable 2013 Target Comp(2)	% Total 2013 Target Comp Performance- Based(3)
	$	$	$	$	$	$
Jeffrey A. Joerres	1,200,000	1,800,000	1,100,002	3,500,040	1,400,037	9,000,079	87%	71%
Michael J. Van Handel	600,000	600,000	750,009	1,250,007	500,013	3,700,029	84%	70%
Jonas Prising	650,000	487,500	450,002	750,046	300,008	2,637,556	75%	64%
Darryl Green	650,000	487,500	450,002	750,046	300,008	2,637,556	75%	64%
Mara E. Swan	525,000	393,750	330,010	550,041	220,027	2,018,828	74%	63%

(1)	The value of equity awards in this table represents the grant date fair value of the equity awards at the target levels granted in 2013, as computed in accordance with FASB ASC Topic 718.

(2)	Includes annual incentive, stock options, performance share units and restricted stock units.

(3)	Includes annual incentive, stock options and performance share units.

Balancing Short- and Long-Term Compensation

The Committee also considers how much incentive compensation is short-term in nature, and how much is long-term, with the intention that a significant portion of incentive compensation be based on the long-term performance of the Company. This reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term success of the Company.

The following chart details how incentive compensation is allocated between short-term (annual cash incentive) and long-term incentive compensation (stock options, performance share units and restricted stock units) for each of the NEOs.

Market Positioning: We Target Compensation Outcomes to the Median of the Competitive Market

The Company’s practice is to target compensation outcomes generally to the 50th percentile of compensation paid in the competitive market for target results. Our maximum award opportunities for outstanding results are generally set to approximate the 75th percentile of the competitive market. This is not strictly formulaic and some compensation levels or award opportunities may fall above or below the reference points. When setting each component of compensation, the Company takes into consideration the allocation of awards in the competitive market between current cash compensation and non-cash compensation including stock options, performance share units and restricted stock units.

How We Determine the Competitive Market: Challenges in Identifying a Relevant Peer Group

Our Committee has devoted considerable effort to identifying an appropriate competitive market for benchmarking our executive compensation, given that we are significantly larger, and more global in scope, than other U.S.-listed companies in our industry. The following outlines the analysis by the Committee, and its independent compensation consultant, Mercer, to develop meaningful peer groups.

The Committee primarily utilizes a customized peer group developed by Mercer consisting of companies within the S&P 500. For ManpowerGroup, Mercer has removed companies that are not comparable to us, to arrive at a research subset of 137 companies within the S&P 500 with minimum revenues of approximately $14 billion, maximum revenues of approximately $49 billion, and median revenues of $22 billion. The Committee believes that using this group provides a robust basis for assessing the competitive range of compensation for senior executives of companies of ManpowerGroup’s scale and that it also represents the universe of top-tier companies we consider when looking for executive talent A list of the companies included in the peer group used by ManpowerGroup in 2013 is attached as Appendix A-1.

One reason we utilize the customized set of comparison companies is that it is difficult to find an industry-specific group of peer companies. Our two largest competitors, Randstad and Adecco, are not U.S. based companies, and do not disclose full compensation information. In addition, both of these companies are European companies, where pay practices are different from those in the U.S. Our nearest U.S. public competitor had revenue of approximately $5.4 billion in 2013 compared to our revenue of $20.3 billion, and the other U.S. public competitors are even smaller, and Mercer has confirmed to the Committee that attempting to use such competitors would not produce meaningful data.

The Committee secondarily utilizes data from U.S. compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as a means to evaluate compensation for each NEO’s position. For the CEO and CFO, their positions were typically compared to companies with revenues between $6 billion and $36 billion. For Mr. Prising and Mr. Green, who are the leaders of ManpowerGroup’s business operating units, their positions are compared with U.S. compensation survey data of similar sized groups and divisions. Compensation for Ms. Swan, who is a global functional leader, was compared against U.S. compensation survey data recommended by Mercer for executives with similar roles and responsibilities, but not against the subset of S&P 500 companies. For Mr. Green, whose position was located outside of the U.S., ManpowerGroup also took into account international (regional and local) compensation survey data in an effort to set compensation that is not only equitable among the members of a global team but also competitive within the global markets where ManpowerGroup competes for talent. However, in the “Total Direct Compensation” tables appearing below, this international data is not included.

Finally, the Committee does make use of the comparison data from staffing industry competitors, but only to consider the executive compensation practices of these firms. As noted above, the Committee believes the executive positions at these companies are not comparable in scope and complexity to the NEO positions at ManpowerGroup. Therefore, the Committee does not believe that the compensation levels paid to executives at these companies provide an appropriate indicator of the competitive market for ManpowerGroup NEOs. A list of the companies in the industry-specific comparator group is attached as Appendix A-2.

The following table illustrates how the total opportunity at target performance for total direct compensation for our CEO and CFO for 2013 compared to the median compensation of executives in similar position taken from the core research group and from the U.S. survey data described above.

Total Direct Compensation

	% In Relation to Median of Competitive Market
NEO	Subset of S&P 500	U.S. Survey Data	Composite
CEO	78%	109%	91%
CFO	98%	134%	113%

For the other NEOs, the following table illustrates how the total opportunity at target performance for total direct compensation for 2013 compared to the median compensation of executives in similar positions taken from the composite of the core research group and U.S. survey data considered.

Total Direct Compensation

% In Relation to Median of Competitive Market
NEO	Subset of S&P 500/ U.S. Survey Data Composite
Jonas Prising	76%
Darryl Green(1)	77%
Mara Swan(2)	106%

(1)	In 2013, Mr. Green was based in Asia, and international survey data was also used as a secondary source in setting his compensation. Such international data is not included in the composite reflected in this table.

(2)	Compensation for Ms. Swan, who is a global functional leader, was compared against U.S. compensation survey data recommended by Mercer, but not against the subset of S&P 500 companies.

For the CEO, the Committee determined the CEO’s target compensation was within a suitable range of the median, given the range of CEO compensation market data is very narrow. For the CFO, the Committee determined that his long tenure with the Company, coupled with his significant financial role and broader management role justified target compensation above the median compensation for the competitive market. For all other NEOs the Committee determined their target compensation was within a suitable range of the median.

Assessing Individual Factors

An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), internal equity (which means that comparably positioned executives within ManpowerGroup should have comparable award opportunities), the NEO’s historical compensation, and any retention concerns. The Committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

How the Committee Determines Compensation Levels

The Committee determines the CEO compensation levels, including base salary, establishing and determining the achievement of the financial goals and operating objectives for the annual cash incentives, and any equity-based compensation awards, subject to ratification by the board of directors. Generally, the CEO establishes and determines the achievement of the goals and objectives for the annual incentive for the other NEOs, with the Committee making the final determinations. The Committee also determines any salary adjustments, cash incentive awards or equity-based awards for the other NEOs, based on recommendations of the CEO. Under the Committee’s charter, compensation for our CEO, CFO and presidents is subject to ratification by the board of directors. Accordingly, the determinations for Mr. Van Handel, Mr. Prising and Mr. Green are ratified by the board of directors.

Setting Annual Incentive Goals and Equity Awards for the CEO

The annual financial goals for the CEO are based on EPS and EP for the year. The process begins with collaboration between Mercer and the CFO. Mercer then reviews this outcome with the chairman of the Committee who makes a preliminary decision about the goals. The full Committee then reviews and determines the goals and range of award opportunities for achievement of the goals, including the weighting of each goal for the CEO, subject to ratification by the board of directors. In determining these goals, the Committee considers financial information including historical and projected earnings growth, the prior year financial results and the Company’s expected financial performance for the current year, consulting with management, including financial personnel, and Mercer.

Setting the operating objectives for the CEO begins with the CEO, who at the beginning of each year recommends to the Committee the objectives for himself for the year. The Committee reviews and ultimately approves these operating objectives, subject to any adjustments, in the context of ManpowerGroup’s strategic and financial plans.

At each compensation meeting during the year, the Committee reviews the progress the CEO is making towards the achievement of their financial goals and objectives for the year. After the close of each year, the Committee reviews and approves, subject to ratification by the board of directors, an award amount for the annual cash incentive based on whether the annual objective financial goals have been achieved, the pool allocation earned under the Pool Plan, and based on the CEO’s performance towards each of their annual operating objectives.

The Committee generally determines and approves equity awards to the CEO and the related vesting schedules, at its regularly scheduled meeting in February each year, subject to ratification by the board of directors. The grant date for the awards is the date the Committee approves the awards. The exercise price for any options granted is the closing price on the date of grant.

As part of the decision making process for the CEO’s compensation matters, any decisions of the Committee or ratifications by the board of directors regarding the CEO’s compensation, are done in executive session, without the CEO or other management present.

Setting Annual Incentive Goals and Equity Awards for NEOs Other than the CEO

The process for setting the annual financial goals for the other NEOs begins with the CEO and CFO selecting the objective financial metrics and establishing proposed goals for those selected metrics for each of the NEOs. The EPS metric is used for each NEO, and EP for Mr. Van Handel and Ms. Swan, with the same goals as those used for the CEO. The CEO and CFO determine the proposed goals and award opportunities for the NEOs’ other objective financial metrics. The Committee reviews these recommended financial goals, makes any adjustments it deems appropriate and then approves the financial goals and range of award opportunities, including the weighting of each goal.

At the beginning of each year, the CEO establishes the operating objectives for the other NEOs.

After the close of each year, the Committee reviews and approves an award amount for the annual incentive to each NEO based on achievement of the NEO’s annual objective financial goals and the pool allocation earned under the Pool Plan. The CEO determines the amount of any award to each of the NEOs for performance towards each of their annual operating objectives. The CEO presents the recommended award for each NEO to the Committee for its review and approval, subject to ratification by the board of directors for Mr. Van Handel, Mr. Prising and Mr. Green.

The Committee generally determines and approves equity awards to the other NEOs, including vesting schedules, at its regularly scheduled meeting in February each year, subject to ratification of the board of directors. The CEO recommends to the Committee the individual grants for all NEOs other than himself. The Committee may make grants to NEOs at other times during the year, as it deems appropriate. The grant date for the awards is the date the Committee approves the awards. The exercise price for any options granted is the closing price on the date of grant.

Components of the 2013 Executive Compensation Program

Base Salary

Base salaries for NEOs are set near the median of base salaries paid in the relevant competitive market, for the particular position, subject to individual performance factors as described earlier. The CEO’s base salary is materially larger than the next highest paid NEO because of the complexity of his role, level of responsibility, the flat organizational structure and his overall impact on ManpowerGroup. For 2013, the Committee increased the base salary paid to Mr. Prising and Mr. Green to $650,000 to reflect their increase in role and responsibilities as Presidents of ManpowerGroup. Ms. Swan also received an increase in 2013 due to an increase in her role and responsibilities.

Base salary levels affect the value of the annual incentive awarded to the NEOs because the incentive award is awarded as a percentage of base salary. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The level of severance benefit each NEO may receive is also increased if his or her salary is increased. The value of long-term incentive awards is not determined as a multiple of base salary.

Annual Cash Incentives

Pool Plan

As stated earlier, in 2011 our shareholders approved The Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan (the “Pool Plan”). The design of the Pool Plan enables the Committee to use negative discretion to establish bonuses for our NEOs based on a subjective assessment of the individual’s achievements and the feedback from our CEO about the individual’s performance and overall contribution to the company, while maintaining the ability to deduct the bonuses to the greatest extent permitted under Section 162(m) of the Internal Revenue Code.

For 2013, the Committee determined that the aggregate annual cash incentive awards for the NEOs who are subject to the Pool Plan cannot exceed .75% percent of gross profit. The maximum amount of the individual awards for each participating NEO will be the lesser of the shareholder approved maximum under the Pool Plan of $5.0 million or a percentage of the gross profit pool as approved by the Committee in advance. The total bonus payout to executives cannot exceed 100% of the pool. As CEO, Mr. Joerres can earn 27% of the pool. The remaining pool is allocated as follows: Mr. Van Handel (9%), Mr. Prising (8.0%), Mr. Green (8.0%), and Ms. Swan (5.0%). Within this structure, the Committee uses negative discretion to determine bonuses for our NEOs by continuing to use the goals of EPS, EP, AOUP and various operational objectives to calculate the amount for each of the NEOs, but is limited to that executive’s allocable share of the pool. Each of the NEOs who was a participant in the Pool Plan for 2013 received a cash incentive payment less than his or her allocable share of the pool.

How the Committee Sets Underlying Goals for EPS and Economic Profit

The Committee sets the target outcome for EPS and EP at a number that reflects an annual growth target. The calculation of EPS and EP are as follows:

•

EPS — net earnings per share — diluted including net earnings from continuing and discontinued operations, but excluding any cumulative effects of changes in accounting principles, extraordinary items or goodwill impairment.

•

EP — consolidated net operating profit after taxes of the Company less a capital charge. Net operating profit equals earnings before income taxes (a) plus interest expense, loss on sale of accounts receivable, goodwill impairment and (b) less interest income.

The EPS target is generally based on the Company’s targeted long-term growth rate for EPS, but may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year. From that target, the Committee then sets levels for threshold and outstanding performance. The threshold EPS growth rate reflects a level of performance that is below target but still appropriate for a partial award to be earned. Conversely, the outstanding EPS growth rate reflects a level of performance appropriate for the maximum incentive to be earned. So the comparisons are valid between the two years, the growth rates are based on growth over results of the previous year excluding non-recurring items.

The EP target is then determined based on the earnings growth reflected by the EPS target as well as consideration by the Committee of factors relating to the Company’s cost of capital. The other financial metrics under the plan used to determine the annual incentives earned by the other NEOs, are determined in a similar way, taking into consideration the economic conditions and expected financial performance of each individual region, as well as the overall EPS and EP targets. This methodology is not the same as the Company’s financial budgeting or business outlook for the year. As a result, target performance for purposes of achieving an incentive award will not be the same as performance at the budgeted financial plan, which may be higher or lower than target performance depending on economic conditions and trends at the time.

Discussion of Annual Incentives for the CEO — The Company believes using EPS as a performance goal keeps the CEO focused on producing financial results that align with shareholder interests. In that regard, ManpowerGroup is in a cyclical business, which is influenced by economic and labor market cycles that are outside of ManpowerGroup’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. The Company uses EP as a performance goal for the CEO because it measures how effectively our senior management has generated net operating profit after subtracting a capital charge on the total net capital used in the business. Although we are a provider of services, and not a manufacturer of products, our business is still highly capital intensive. Our requirement for capital arises from the timing characteristics of our business. We typically pay our associates and consultants before we can bill and collect from our clients. Using an EP metric incentivizes our executives to manage our accounts receivable and other capital investments carefully in order to maximize the return on capital deployed. Our goal is to continuously improve our EP through year over year increases. At times during the business cycle, we expect the EP calculations to yield a negative number, as occurred in 2011 and 2012.

As discussed earlier, starting with the 2014 compensation year, we have replaced Economic Profit with a similar metric, Return on Invested Capital (ROIC), which is likewise designed to incent effective use of the company’s capital assets. We chose to begin using ROIC because it is a more commonly used metric among investors and the financial community and will enable our shareholders to more clearly understand how effectively we are using our net assets.

For 2013, the Committee based its EPS and EP target levels on the following EPS growth rate targets for threshold, target and outstanding performance:

Goal	Threshold	Target	Outstanding
EPS Growth Rate	-15%	10%	31%

In setting the target growth rate, the Committee assumed continuing improvement in global economic conditions. Correspondingly, the growth target for outstanding performance represents what the Committee believes is an appropriate growth rate for outstanding performance. The Committee believes the threshold growth rate is the minimum level at which it was appropriate to earn an incentive mainly due to continued uncertainty in the global economic conditions that existed at the time when the targets were set.

The following table shows the EPS and EP goals established by the Committee for 2013, which correspond to the EPS growth targets, along with the weighting of each goal towards the total annual incentive award opportunity:

Goal	Threshold		Target		Outstanding
EPS (weighted 40%)	$2.50		$3.25		$3.85
EP (weighted 40%)	$(110	)MM	$(40	)MM	$20MM

The 2013 operating objectives for the CEO, which comprise 20% of the total annual cash incentive award opportunity, were established by the Committee based on the recommendation of the CEO and the Committee’s judgment that they were appropriate in the context of the strategic and financial plan of ManpowerGroup. These operating objectives were as follows:

•	Stabilize and grow margins within certain business lines

•	Expand our business mix; and

•	Reduce baseline costs.

The Committee assigned a combined weighting of 80% to the two objective financial goals based on its view that pay should be aligned with financial results and its judgment that the goals largely provide the appropriate incentive for management. The Committee believes that EPS and EP are equally important. In determining performance against the operating objectives, the Committee exercises subjective judgment, and if applicable, any quantitative measures associated with an objective.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to the CEO as a percentage of 2013 base salary for achieving threshold, target or outstanding results for each measure:

	Threshold	Target	Outstanding
EPS goal	15.0%	60.0%	120.0%
EP goal	15.0%	60.0%	120.0%
Operating Objectives	7.5%	30.0%	60.0%
Total	37.5%	150%	300%

The Committee determined that the CEO earned a cash incentive award for 2013 between target and outstanding for both EPS and EP for the year. The Committee also approved an incentive award to the CEO based on its determination of the level of performance towards achievement of the operating objectives. Based on these accomplishments, the Committee determined to pay the 2013 award as follows:

2013 Annual Incentive Payouts

	Target Award	Actual Award
CEO	$1,800,000	$3,098,400

Discussion of Annual Incentives for Other NEOs — As stated above with respect to the CEO, using EPS as a performance goal is believed to keep the NEOs focused on producing financial results that align with the interests of the shareholders. AOUP was selected as the other metric for Mr. Prising and Mr. Green under the annual plan to encourage the NEOs to increase profitability in their respective business units while also considering the cost of capital for carrying accounts receivable. For Mr. Van Handel as CFO and Ms. Swan’s global functional responsibilities of oversight of ManpowerGroup’s strategic and talent management programs, EP, rather than AOUP was used as the other metric under the annual plan. The calculation of AOUP is as follows:

•	AOUP — Operating Unit profit less a cost of net capital.

•

Operating unit profit is equal to revenues less direct costs and branch and national headquarters operating costs translated into U.S. Dollars using the exchange rates as of the beginning of the plan year.

•

Cost of net capital is average net capital multiplied by 12%. Average net capital equals trade accounts receivable less allowance for doubtful accounts, calculated based on the average of the monthly ending balances, translated in U.S. Dollars using the exchange rates as of the beginning of the plan year.

The AOUP goals for Mr. Prising and Mr. Green for 2013 were as follows (in 000’s of USD):

		Threshold	Target	Outstanding
Jonas Prising	– AOUP of the Americas and Southern Europe regions	$(100,000)	$(65,000)	$(40,000)
Darryl Green	– AOUP of the Northern Europe and Asia Pacific and the Middle East regions	$60,000	$110,000	$155,000

The target level for each goal was determined based on the same methodology as is described above for the targets set for the goals for CEO.

The EPS targets for the NEOs and the EP targets for Mr. Van Handel and Ms. Swan are the same as those set for the CEO, which can be found on page 38.

The operating objectives for the other NEOs for 2013 are summarized as follows:

Michael J. Van Handel	–	Stabilize and grow margins, reduce baseline costs and manage capital structure
Jonas Prising	–	Articulate a strategic plan for a certain foreign operation, increase business line contribution within certain business lines, implement a global initiative for Experis, reduce baseline costs
Darryl Green	–	Lead implementation of Experis strategy, lead transformation of global sales, control costs for certain regions, improve management of certain accounts
Mara E. Swan	–	Reduce baseline costs, drive sales focus, expand business mix and drive simplification

The annual incentive payable to the NEOs as a percentage of 2013 base salary for achieving threshold, target or outstanding results for each measure of results were as follows:

Michael J. Van Handel

	Threshold	Target	Outstanding
EPS goal	10.0%	40.0%	80.0%
EP goal	10.0%	40.0%	80.0%
Operating Objectives	5.0%	20.0%	40.0%
Total	25%	100%	200%

Jonas Prising and Darryl Green

	Annual Percentage Payment as a Percentage of 2013 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	13.75%	41.25%	82.5%
EPS Goal	5.0%	15.0%	30.0%
Operating Objectives	6.25%	18.75%	37.5%
Total	25.0%	75.0%	150.0%

Mara E. Swan

	Annual Incentive Payment as a Percentage of 2013 Base Salary
	Threshold	Target	Outstanding
EPS Goal	9.38%	28.13%	56.25%
EP Goal	9.38%	28.13%	56.25%
Operating Objectives	6.25%	18.75%	37.5%
Total	25.0%	75.0%	150.0%

All of the NEOs earned an incentive between the target and outstanding award level for the EPS financial goal for 2013. For the AOUP financial goals for each of the NEOs, Mr. Prising received an incentive at the outstanding level and Mr. Green received an incentive between threshold and target award level. Mr. Van Handel and Ms. Swan each received an award between the target and outstanding award level for the EP goal. The Committee, based upon the recommendation of the CEO, approved incentive awards to each of the NEOs that were determined to be appropriate based on the achievement of each NEO’s operational objectives for the year.

Based on these accomplishments, the Committee determined to pay 2013 cash incentive awards to the other NEOs as follows:

2013 Annual Incentive Payouts

	Target Award	Actual Award
Michael J. Van Handel	$600,000	$1,048,800
Jonas Prising	$487,500	$908,375
Darryl Green	$487,500	$650,780
Mara E. Swan	$393,750	$680,348

Long-Term Incentives

Each year the Committee determines the appropriate mix of performance share units, stock options and restricted stock grants that should comprise the long-term incentives for the NEOs. This flexibility allows the Committee to tailor its program to create the incentive structure that it believes will best align executive performance and the needs of the company. For 2013, approximately 58% of the long-term incentive grants granted to the CEO were in the form of performance share units, 18% were in the form of stock options and 24% were in the form of restricted stock units. For the other NEOs, the long-term incentive grant consisted of 50% performance share units, 30% stock options and 20% restricted stock units. The stock options, performance share units and restricted stock units awarded in 2013 have the characteristics below. The specific long-term incentive grants for each officer are shown in the Grants of Plan Based Awards table on page 51.

Stock options.    Consistent with past years, these vest ratably over a four-year period.

Restricted stock units.    As stated earlier, the Committee chose to include restricted stock units to provide a retention incentive to the NEOs as they are only payable in stock if the NEO remains with the Company through the vesting date. The restricted stock units have a three-year cliff vest.

Performance share units.    For 2013, performance share units granted are based on achievement of a pre-established goal for operating profit margin for 2013. Of these performance shares earned in 2013, 50% will vest at the end of 2014 and the remaining 50% will vest at the end of 2015. This approach emphasizes operating profit margin growth recovery after the economic downturn and provides a longer term retention incentive.

The following table shows the goals established by the Committee for the 2013 performance period for these performance share units and the associated payout percentage:

	Threshold	Target	Outstanding
Operating Profit Margin in 2013	1.50%	2.30%	3.00%
Payout Percentage	50%	100%	200%

An operating profit “gate” was also established for the performance share units to ensure operating profit margins were achieved without significantly decreasing revenues. This gate was set at a U.S. Dollar value of $420.0 million, meaning participants could not receive more than 100% of the target level payout unless operating profit exceeded $420.0 million.

After conclusion of the 2013 performance period, the Committee determined, using the payout table above, that the Company’s operating profit margin was between the target and outstanding range. The operating dollar gate was reached, so the NEOs will receive the actual performance shares earned. Therefore, the NEOs’ performance share units will be settled in the form of common stock in the following numbers at the end of 2014 and 2015 as long as the NEOs are still employed at the vesting date:

NEO	Performance Share Units Granted (#)	Value at Date of Grant	Performance Payout %	Performance Share Units Earned (#)(1)
Joerres	66,604	3,500,040		93,246
Van Handel	23,787	1,250,007		33,302
Prising	14,273	750,046	140%	19,982
Green	14,273	750,046		19,982
Swan	10,467	550,041		14,654

(1)	50% of the performance shares earned will vest at the end of 2014 and 50% at the end of 2015.

The ultimate value of the performance share units earned is dependent on the stock price at the time of vesting. Therefore, depending on the stock price on the date the NEOs actually receive the shares, the realized long-term value of the performance share units could be either greater or less than the value at the date of grant.

For 2014, the Committee has modified the composition of long-term incentive awards, and has determined that the performance needs of the Company are best met through a package of awards for the NEOs made up of 60% PSUs, 20% stock options and 20% RSUs. We believe this will further align the NEOs interests with long-term shareholder value.

Career Shares and Deferred Compensation Plans

Career Shares

The Committee selectively grants restricted stock units to in order to provide a retention incentive. These career shares vest completely on a single date several years into the future. The Committee considers each year whether to make any such grants, to whom to make such grants and the size of any such grants. The Committee makes these determinations by taking into account what is most appropriate for an NEO in view of the retention incentive provided by the award and the perceived need to supplement the NEO’s deferred compensation benefits. Mr. Prising was granted 28,545 career shares in 2013 that will fully vest in 2018.

Nonqualified Savings Plan

ManpowerGroup maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in ManpowerGroup’s 401(k) plans. ManpowerGroup maintains a separate non-qualified savings plan for “highly compensated” employees, including eligible executives. The non-qualified plan provides similar benefits to the tax-qualified 401(k) plans, including a company match and profit sharing. However, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of the payouts and taxability of the retirement benefits relative to a qualified plan and the plan benefits are unsecured and subject to risk of forfeiture in bankruptcy. The Committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

Other Benefits

The NEOs participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level. The benefits are in place to attract and retain the talent needed in the business.

ManpowerGroup reimburses NEOs for financial planning assistance. This benefit is provided to ensure that executives prepare adequately for retirement, file their taxes and conduct all stock transactions appropriately. In addition, ManpowerGroup provides memberships in clubs for business entertaining to a limited number of executives. Each executive who is provided such a membership pays the expenses for any personal use of these clubs; however, none of the NEOs used these clubs for personal use in 2013. ManpowerGroup also maintains a broad-based auto program that covers approximately 273 management employees in the U.S., including the U.S.-based NEOs. Pursuant to this program, ManpowerGroup pays 75% of the cost of a leased car for the NEOs based in the U.S. Consistent with local practice in the country in which Mr. Green is located, ManpowerGroup provided Mr. Green with a car allowance in 2013.

Except in connection with expatriate assignments, as discussed below, ManpowerGroup does not pay tax gross ups to its NEOs on any of the above benefits.

Severance Agreements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. These severance agreements are more fully described on pages 59-62. The Committee believes that severance and change of control policies are necessary to attract and retain senior talent in a competitive market. The Committee also believes that these agreements benefit ManpowerGroup because they clarify the NEOs’ terms of employment and protect ManpowerGroup’s business during an acquisition. Furthermore, the Committee believes that change of control benefits, if structured appropriately, allow the NEOs to focus on their duties and responsibilities during an acquisition.

To align our executive compensation program with best governance practices within the Committee’s philosophy, the Committee has eliminated any tax gross up payments and has adopted double triggers in our severance agreements in order for our NEOs to receive benefits following a change in control.

Additional Executive Compensation Policies

We Have Stock Ownership Guidelines For Executive Officers

The Committee believes that NEOs should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the Committee adopted stock ownership guidelines that are based on the stock price and base salary in effect on December 31, 2005. The Committee set a goal of five years for these senior executives to attain the targeted ownership levels. Under the guidelines, the Committee takes into account actual shares owned by the executive, unvested restricted stock or restricted stock units, and unvested performance share units calculated at the threshold level. The Committee does not consider any stock options or performance share units above the threshold level held by the NEOs. Additionally, to enforce our stock ownership policies, we limit the ability of an executive officer to sell equity until he or she is in compliance with the guidelines. An executive who has not yet met, or who falls below, the stock ownership guidelines, is required to hold 50% of the shares received from exercise of stock options or the vesting of RSUs or PSUs until the ownership guidelines have been satisfied. As indicated in the following table, as of December 31, 2013, each of the NEOs had met these guidelines.

NEO	Target as a multiple of salary	Target value($)		Target number of shares(#)	Number of shares held as of December 31, 2013(#)	Status as of December 31, 2012
Jeffrey A. Joerres	5	5,000,000		107,526	446,868	Guideline Met
Michael J. Van Handel	3	1,500,000		32,258	142,196	Guideline Met
Jonas Prising	2	700,000		15,053	102,174	Guideline Met
Darryl Green	2	850,000	(1)	9,116	59,001	Guideline Met
Mara Swan	2	720,000		15,483	51,688	Guideline Met
(1)	For executive officers that became executive officers after 2005, the target value and the target number of shares are based on the salary in effect at the time he or she became an executive officer and the stock price on the date of hire or promotion. Mr. Green became an executive officer in 2007.

We Have Adopted a Clawback Policy

In 2012, the Committee adopted a compensation recoupment (“clawback”) policy that is applicable to the members of the Company’s senior management. Under the policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, the Committee may require the employee to forfeit any outstanding awards, including cash incentives or equity awards that were received as a result of the misconduct.

We Prohibit Hedging Transactions

ManpowerGroup has adopted a policy prohibiting designated individuals, including the NEOs, from engaging in short-selling of ManpowerGroup securities and buying and selling puts and calls on ManpowerGroup securities without advance approval. We also do not permit these designated individuals to pledge ManpowerGroup securities. To date, no designated individuals has requested approval to engage in such transactions.

We Provide Limited Expatriate Benefits

Part of ManpowerGroup’s executive development strategy includes providing its executives the opportunity to acquire management experience outside of their home country. To facilitate this strategy and to induce the executives to make such a change, ManpowerGroup provides expatriate benefits to its executives who are assigned outside of their home country, which eliminate any tax disadvantages caused by relocation and compensate them for the disruption it causes to them and to their families.

In 2013, Mr. Prising received certain benefits in connection with his assignment to the U.S. to lead ManpowerGroup’s American operations. These have been reduced over time, and for 2013 included tuition reimbursement, tax preparation services and tax gross up payments related to these items. The Company has eliminated Mr. Prising’s tuition reimbursement benefit starting in 2014. In 2013, Mr. Green received similar benefits associated with his position leading ManpowerGroup’s Asia-Pacific and Middle East operations, including a car allowance, housing reimbursement, tuition reimbursement, tax preparation services and tax gross up payments related to these items. The company eliminated the car allowance and housing reimbursement in July 2013. The Company has also eliminated Mr. Green’s tuition reimbursement benefit starting in 2014.

Realizable Pay in 2013

We also calculate realizable pay for Mr. Joerres. This is a measure of the value of compensation granted or awarded during the reporting year. It shows the impact of company performance and stock price on potential pay values for Mr. Joerres, and provides an alternative means to the Summary Compensation Table on page 44 to evaluate the alignment between pay and performance. In particular, our calculation of realizable pay does not value equity awards using the accounting grant date fair value metric, as required in the Summary Compensation

Table under Topic 718. Instead, for realizable pay we measure equity awards at their period-end value, in this case using the year-end stock price on December 31, 2013 of $85.86. For realizable pay our method of calculating equity award values is as follows:

•	Stock Options. We use the “intrinsic value” of the stock options granted to Mr. Joerres in February 2013, meaning the spread between the grant price and the price of the underlying stock at year end.

•	Restricted Stock Units. We use the year-end value of the RSUs awarded to Mr. Joerres in February 2013.

•

Performance Share Units. We calculate PSUs based on the actual performance shares earned in 2013 and value these shares using the year-end stock price on December 31, 2013. For 2013, Mr. Joerres earned 140% of the target PSUs granted to him in February 2013, or 93,246 shares.

As noted above, a significant portion of Mr. Joerres’ compensation takes the form of long-term incentive compensation. Our realizable pay calculation reflects the significant equity component of Mr. Joerres’ total compensation, and illustrates how the value of Mr. Joerres’ 2013 compensation was strongly aligned with the interests of our shareholders, who also benefited from the Company’s performance and the increase in our stock price during 2013. However, it should be noted that realizable pay will be affected by numerous factors, and in some years may be de-coupled from performance. For example, realizable pay is highly sensitive to movements in stock price. In 2013, our stock performed positively, culminating in a total shareholder return of 104% for the year. This increase in share value put considerable upward pressure on realizable pay for 2013. As we have noted, stock market fluctuations can occur without regard to, or in disproportion to, the fundamentals of our business.

The table below shows realizable pay for Mr. Joerres in 2013 as compared to his compensation as reported in the Summary Compensation Table on page 49 and to realizable pay in 2012 and 2011.

Supplemental Table of CEO Realizable Compensation

	2013 Compensation as reported in the Summary Compensation Table	2013 Total Realizable Compensation	2012 Total Realizable Compensation	2011 Total Realizable Compensation
Base Salary	$1,200,000	$1,200,000	$1,200,000	$1,200,000
Annual Incentive	$3,098,400	$3,098,400	$804,180	$2,900,000

Total Cash	$4,298,400	$4,298,400	$2,004,180	$4,100,000

Stock Options	$1,100,002	$2,025,473	$0	$0
RSUs	$1,400,037	$2,287,482	$1,325,995	$745,709
PSUs	$3,500,040	$8,006,102	$3,182,321	$2,945,478

Total	$10,298,479	$16,617,457	$6,512,496	$7,791,188

The graph below shows the relationship between Mr. Joerres’ realizable pay and total shareholder return for 2013, 2012 and 2011.

Other Material Tax Implications of the Executive Compensation Program

Tax implications for ManpowerGroup

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and three most highly compensated NEOs (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee has taken steps to qualify the stock option awards, performance share unit awards and certain awards under the Corporate Senior Management Annual Incentive Pool Plan as performance-based compensation for this purpose. However, the Committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the Committee cannot assure that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax implications for NEOs

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of ManpowerGroup’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The Executive Compensation and Human Resources Committee of the board of directors of ManpowerGroup has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Executive Compensation and Human Resources Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation and Human Resources Committee

Edward Zore, Chair

Marc J. Bolland

William Downe

Cari M. Dominguez

Jack M. Greenberg

Elizabeth P. Sartain

John R. Walter

EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Compensation and Human Resources Committee has ever been an officer or employee of ManpowerGroup or any of our subsidiaries and none of our NEOs has served on the compensation Committee or board of directors of any company of which any of our other directors is an executive officer.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup. Management has also discussed this issue with the Executive Compensation and Human Resources Committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on ManpowerGroup.

As ManpowerGroup is located in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive driving behavior. We also have controls in place that mitigate any impact these plans might have on us as follows:

•	In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics.

•	The annual incentive and PSU awards are capped at a maximum level such that employees cannot receive a bonus that is significant enough to create a significant risk to the Company.

•

We have multiple financial metrics under the annual incentive which focus on company-wide and segment-wide goals and objectives, and the results of those metrics are reviewed and approved at multiple levels in the Company

•	Each of the NEO’s is subject to stock ownership guidelines

•	We have adopted a clawback policy

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock

•

There is an approval process of the various incentive plans in each country, which are approved by the country manager and financial manager in the respective country to ensure the growth metrics are based on company performance.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup.

Summary Compensation Table

The table below set forth the compensation information for our NEOs during the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011. Ms. Swan was not an NEO in 2012 or 2011, therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for those years is not included in the tables below. All amounts are calculated in accordance with SEC disclosure rules, including amount with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)	Total ($)
Jeffrey A. Joerres	2013	1,200,000	0	4,900,077	1,100,002	3,098,400	(10,457	)(3)	75,149	10,363,171
CEO	2012	1,200,000	0	4,900,063	1,713,145	804,180	21,369		153,576	8,792,333
	2011	1,200,000	0	4,900,096	1,779,883	2,900,000	11,921		160,271	10,952,171

Michael J. Van Handel	2013	600,000	0	1,750,020	750,009	1,048,800	(11,260	)(3)	47,594	4,185,163
CFO	2012	600,000	0	1,750,054	611,835	310,060	23,503		68,988	3,364,440
	2011	600,000	0	1,750,087	635,682	1,040,800	13,234		79,434	4,119,237

Jonas Prising	2013	650,000	0	2,550,094	450,002	908,375	0		93,534	4,652,005
President, ManpowerGroup	2012	475,000	0	770,060	269,222	194,085	0		171,527	1,879,894
	2011	475,000	0	1,700,082	254,273	505,258	0		263,929	3,198,542

Darryl Green	2013	650,000	0	1,050,054	450,002	650,780	0		224,307	3,025,143
President, ManpowerGroup	2012	475,000	0	770,060	269,222	377,863	0		514,309	2,406,454
	2011	475,000	0	1,330,050	483,128	657,638	0		849,887	3,795,703

Mara E. Swan	2013	525,000	0	770,068	330,010	680,348	0		51,187	2,356,613
EVP Global Strategy and Talent

(1)	The value of stock awards in this table for all years includes the grant date fair value at target for performance share units and, restricted stock units (including career shares) as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” See page 46 for the breakout in the grant date fair value of performance share units and restricted stock units.

The grant date fair value of the 2013 performance share unit awards at the outstanding level for each executive officer was:

Name	2013
Jeffrey A. Joerres	$7,000,080
Michael J. Van Handel	2,500,014
Jonas Prising	1,500,092
Darryl Green	1,500,092
Mara E. Swan	1,100,082

(2)	The value of options in this table represents the grant date fair value of the stock options as computed in accordance with FASB ASC Topic 718.

(3)	Although the amount of benefits for each executive officer under the U.S. pension plans was frozen in 2000, the change in actuarial value is due to the change in actuarial assumptions from year to year, as calculated under the rules governing financial reporting for U.S. pension plans.

(4)	These amounts are described in further detail in the All Other Compensation in 2013 Table.

All Other Compensation in 2013

Name & Principal Position	Perquisites & Other Personal Benefits ($)(1)		Tax Reimbursements ($)(2)		Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)(3)	Total Other Compensation ($)
Jeffrey A. Joerres	50,149	(4)	0		0	25,000	75,149
CEO
Michael J. Van Handel	22,594		0		0	25,000	47,594
CFO
Jonas Prising	67,701	(5)	14,419	(6)	0	11,414	93,534
President, ManpowerGroup
Darryl Green	195,606	(7)	28,701	(8)	0	0	224,307
President, ManpowerGroup
Mara E. Swan	28,825		0		0	22,362	51,187
EVP Global Strategy and Talent

(1)	Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in ManpowerGroup’s company car program, auto insurance, life insurance premiums paid and/or the value of financial services paid for by ManpowerGroup.

(2)	Due to the complex nature of calculating these tax reimbursements, in certain cases the amounts are paid to the executive officers one or more years after the income to which they relate was earned by the executive officer.

(3)	These contributions were made by ManpowerGroup on behalf of the executive officers under the terms of the Nonqualified Savings Plan. Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(4)	$35,295 of this amount reflects the lease and maintenance payments associated with Mr. Joerres’ automobile.

(5)	In addition to the amounts described above in footnote (1), included in this amount are tax preparation services and tuition payments of $33,700 for Mr. Prising’s children. These benefits are paid to Mr. Prising in connection with his assignment to the U.S.

(6)	This amount reflects the value of the gross up payments Mr. Prising received for taxes on tuition and tax preparation payments during 2013.

(7)	In addition to the amounts described above in footnote (1), this amount reflects tax compliance services of $42,259, a housing allowance of $52,500, and a tuition allowance of $40,000 for Mr. Green’s children. These benefits are paid to Mr. Green in connection with his assignment to Asia. The housing and tuition has been translated at an exchange rate for Japanese Yen of .008415454 (in U.S. Dollars), which was the average exchange rate in effect between the date he received his offer letter from ManpowerGroup on April 4, 2007 and the date he signed it on April 10, 2007. Based on the exchange rate of .009496 (in U.S. Dollars) as of December 31, 2013, the specific conversions of the amounts mentioned above paid in Japanese Yen included a housing allowance of $59,241 and a tuition allowance of $45,319. Also included in this column is airfare for one return trip for his family members to the U.S. of $39,284 which has been translated at the exchange rate for Singapore Dollar of .791766 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2013.

(8)	This amount reflects the value of the gross up payments Mr. Green received for taxes on housing and tuition payments during 2013 and has been translated at an exchange rate for Japanese Yen of 0.009496 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2013.

Grants of Plan-Based Awards in 2013

	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name & Principal Position			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey A. Joerres	Annual Cash	—	450,000	1,800,000	3,600,000	—	—	—	—	—	—	—
CEO	Incentive	2/13/2013	—	—	—	33,302	66,604	133,208	—	—	—	3,500,040
	2011 Equity	2/13/2013	—	—	—	—	—	—	26,642	—	—	1,400,037
	Incentive Plan	2/13/2013	—	—	—	—	—	—	—	60,825	52.55	1,100,002
Michael J. Van Handel	Annual Cash	—	150,000	600,000	1,200,000	—	—	—	—	—	—	—
CFO	Incentive	2/13/2013	—	—	—	11,894	23,787	47,574	—	—	—	1,250,007
	2011 Equity	2/13/2013	—	—	—	—	—	—	9,515	—	—	500,013
	Incentive Plan	2/13/2013	—	—	—	—	—	—	—	41,472	52.55	750,009
Jonas Prising	Annual Cash	—	162,500	487,500	975,000	—	—	—	—	—	—	—
President,	Incentive	2/13/2013	—	—	—	7,137	14,273	28,546	—	—	—	750,046
ManpowerGroup	2011 Equity	2/13/2013	—	—	—	—	—	—	34,254	—	—	1,800,048
	Incentive Plan	2/13/2013	—	—	—	—	—	—	—	24,883	52.55	450,002
Darryl Green	Annual Cash	—	162,500	487,500	975,000	—	—	—	—	—	—	—
President,	Incentive	2/13/2013	—	—	—	7,137	14,273	28,546	—	—	—	750,046
ManpowerGroup	2011 Equity	2/13/2013	—	—	—	—	—	—	5,709	—	—	300,008
	Incentive Plan	2/13/2013	—	—	—	—	—	—	—	24,883	52.55	450,002
Mara E. Swan	Annual Cash	—	131,250	393,750	787,500	—	—	—	—	—	—	—
EVP Global	Incentive	2/13/2013	—	—	—	5,234	10,467	20,934	—	—	—	550,041
Strategy, and Talent	2011 Equity	2/13/2013	—	—	—	—	—	—	4,187	—	—	220,027
	Incentive Plan	2/13/2013	—	—	—	—	—	—	—	18,248	52.55	330,010

(1)	These amounts represent the threshold, target, and maximum annual cash incentive awards for the NEOs using the scorecard approach the Committee used in exercising negative discretion under the Pool Plan. Prior to any exercise of negative discretion, the maximum amount payable to the NEOs under the Pool Plan is the lesser of a shareholder approved maximum of $5.0 million or a percentage of the award pool, which varies by executive officer. See page 37 for the pool allocation for each executive officer.

(2)	These amounts represent the number of performance share units that could be earned for the 2013 performance period.

(3)	Amounts represent the number of restricted stock units granted in February 2013. For Mr. Prising, the amount represents 5,709 restricted stock units and 28,545 career shares granted in February 2013.

(4)	These amounts represent the number of shares underlying stock options that were granted in 2013.

(5)	The grant date fair value of stock and option awards granted in 2013 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

Compensation Agreements and Arrangements

In February 2014, ManpowerGroup entered into compensation agreements and severance agreements with the CEO and the CFO that replaced their prior agreements, which expired in February 2014. The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of ManpowerGroup or (2) February 20, 2017, if no such change of control occurs before February 20, 2017. The severance agreements with the CEO and the CFO are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table. Under the compensation agreements, the CEO and the CFO are entitled to receive a base salary, as may be increased from time to time by ManpowerGroup and each is entitled to receive incentive compensation in accordance with an annual incentive plan approved and administered by the Committee. The CEO is entitled to receive an annual base salary of at least $1,200,000 per year, and the CFO is entitled to receive an annual base salary of at least $660,000 per year. The annual incentive plan for the CEO and the CFO is described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

In addition, the CEO and CFO are eligible for all benefits generally available to the senior executives of ManpowerGroup, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits. The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with ManpowerGroup and during the two-year period following the termination of the executive’s employment with ManpowerGroup, and nonsolicitation provisions that are effective during the term of the executive’s employment with ManpowerGroup and during the one-year period following the termination of the executive’s employment with ManpowerGroup.

Mr. Prising, Mr. Green and Ms. Swan currently receive an annual incentive bonus determined pursuant to an incentive arrangement with ManpowerGroup and all have entered into severance agreements with ManpowerGroup. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each executive officer are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

In connection with his employment as President, ManpowerGroup entered into an agreement with Mr. Green to provide for benefits related to Mr. Green’s appointment in Asia, including a car allowance, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, tax gross ups on these expenses and tax equalization payments. The company eliminated the car allowance and housing reimbursement in July 2013. The Company has also eliminated Mr. Green’s tuition reimbursement benefit starting in 2014.

2013 Annual Incentive Awards

The following tables illustrate the achievement of the performance targets in relation to the payment of the 2013 Annual Incentive Awards. The awards are reflected in the Summary Compensation Table on page 49 under the heading “Non-Equity Incentive Plan Compensation.”

For 2013, ManpowerGroup’s EPS was $3.66 (compared to $2.50 at threshold, $3.25 at target and $3.85 at outstanding) and EP was $7.2MM (compared to -$110 MM at threshold, $-40 MM at target and $20 MM at outstanding).

Jeffrey A. Joerres — 2013 Annual Incentive Calculation

	Performance Level	Percentage of 2013 Salary	Amount Earned
EPS Goal	Above Target	101.0%	$1,212,000
EP Goal	Above Target	107.2%	$1,286,400
Operating Objectives	At Target	50.0%	$600,000
Total Incentive		258.2%	$3,098,400

Michael J. Van Handel — 2013 Annual Incentive Calculation

	Performance Level	Percentage of 2013 Salary	Amount Earned
EPS Goal	Above Target	67.3%	$404,000
EP Goal	Above Target	71.5%	$428,800
Operating Objectives	Above Target	36.0%	$216,000
Total Incentive		174.8%	$1,048,800

Jonas Prising — 2013 Annual Incentive Calculation

	Performance Level	Percentage of 2013 Salary	Amount Earned
AOUP of America’s and Southern Europe Goal	At Outstanding	82.5%	$536,250
EPS Goal	Above Target	25.3%	$164,125
Operating Objectives	Above Target	32.0%	$208,000
Total Incentive		139.8%	$908,375

Darryl Green — 2013 Annual Incentive Calculation

	Performance Level	Percentage of 2013 Salary	Amount Earned
AOUP of Northern Europe and APME Goal	Above Target	37.4%	$242,905
EPS Goal	Above Target	25.3%	$164,125
Operating Objectives	Above Target	37.5%	$243,750
Total Incentive		100.1%	$650,780

Mara E. Swan — 2013 Annual Incentive Calculation

	Performance Level	Percentage of 2013 Salary	Amount Earned
EPS Goal	Above Target	50.3%	$263,813
EP Goal	Above Target	47.3%	$248,535
Operating Objectives	Above Target	32.0%	$168,000
Total Incentive		129.6%	$680,348

Grants Under the 2011 Equity Incentive Plan

Stock options.    ManpowerGroup made grants of stock options to all of the executive officers under the 2011 Equity Incentive Plan in February 2013. The stock options granted in 2013 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Performance share units.    ManpowerGroup made grants of performance share units to all of the executive officers under the 2011 Equity Incentive Plan in February of 2013. Each executive officer received a performance share unit grant, 140% of which was earned based on the Operating Profit Margin Percentage in 2013. Of these performance shares earned in 2013, 50% will vested at the end of 2014 and the remaining 50% will vest at the end of 2015 as long as the executive officers continue to be employed by the Company. See page 41 for a description of the goals established by the Committee for the 2013 performance share unit grant.

No dividends are paid on the performance share units unless and until actual shares are issued to the executive officer upon the vesting of the performance share units and in such case, dividends would be paid only for record dates occurring after the issuance date. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Restricted stock units.    The restricted stock units granted to the executive officers in 2013 have a three-year cliff vest and are earned as long as the executive officer continues to be employed by the Company. Dividend equivalents are paid on the restricted stock units under these awards. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares.    ManpowerGroup made grants of career shares to Mr. Prising in February 2013, which were granted as restricted stock units with a five-year vesting term. Dividend equivalents are paid on restricted stock units under these awards. Additional vesting terms applicable to grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Outstanding Equity Awards at December 31, 2013

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jeffrey A. Joerres	115,000	—		—	$76.30	02/14/2017	—		—	—		—
CEO	180,000	—		—	$56.64	02/20/2018	—		—	—		—
	50,000	—		—	$30.96	02/17/2019	—		—	—		—
	118,500	39,500	(4)	—	$53.01	02/18/2020	—		—	—		—
	34,768	34,769	(5)	—	$67.12	02/16/2021	—		—	—		—
	26,745	80,235	(6)	—	$44.81	02/15/2022	—		—	—		—
	—	60,825	(7)	—	$52.55	02/13/2023	—		—	—		—
	—	—		—	—	—	21,965	(8)	$1,885,915	—		—
	—	—		—	—	—	32,345	(9)	$2,777,142	—		—
	—	—		—	—	—	27,005	(10)	$2,318,649	—		—
	—	—		—	—	—	37,492	(13)	$3,219,063	—		—
	—	—		—	—	—	—		—	66,604	(14)	$5,718,619
Michael J. Van Handel	45,000	—		—	$52.78	02/14/2016	—		—	—		—
CFO	30,000	—		—	$76.30	02/14/2017	—		—	—		—
	45,000	—		—	$56.64	02/20/2018	—		—	—		—
	38,250	12,750	(4)	—	$53.01	02/18/2020	—		—	—		—
	12,417	12,148	(5)	—	$67.12	02/16/2021	—		—	—		—
	9,551	28,656	(6)	—	$44.81	02/15/2022	—		—	—		—
	—	41,472	(7)	—	$52.55	02/13/2023	—		—	—		—
	—	—		—	—	—	7,845	(8)	$673,572	—		—
	—	—		—	—	—	11,552	(9)	$991,855	—		—
	—	—		—	—	—	9,645	(10)	$828,120	—		—
	—	—		—	—	—	13,390	(13)	$1,149,665	—		—
	—	—		—	—	—	—		—	23,787	(14)	$2,042,352
Jonas Prising	20,000	—		—	$52.78	02/14/2016	—		—	—		—
President,	24,000	—		—	$76.30	02/14/2017	—		—	—		—
ManpowerGroup	30,000	—		—	$56.64	02/20/2018	—		—	—		—
	16,500	5,500	(4)	—	$53.01	02/18/2020	—		—	—		—
	4,967	4,967	(5)	—	$67.12	02/16/2021	—		—	—		—
	4,203	12,609	(6)	—	$44.81	02/15/2022	—		—	—		—
	—	24,833	(7)	—	$52.55	02/13/2023	—		—	—		—
	—	—		—	—	—	3,138	(8)	$269,429	—		—
	—	—		—	—	—	5,083	(9)	$436,426	—		—
	—	—		—	—	—	15,689	(11)	$1,347,058	—		—
	—	—		—	—	—	5,787	(10)	$496,872	—		—
	—	—		—	—	—	28,934	(12)	$2,484,273	—		—
	—	—		—	—	—	5,892	(13)	$505,887	—		—
	—	—		—	—	—	—		—	14,273	(14)	$1,225,480
Darryl Green	20,000	—		—	$93.24	05/28/2017	—		—	—		—
President,	25,000	—		—	$56.64	02/20/2018	—		—	—		—
ManpowerGroup	16,500	5,500	(4)	—	$53.01	02/18/2020	—		—	—		—
	9,437	9,438	(5)	—	$67.12	02/16/2021	—		—	—		—
	4,203	12,609	(6)	—	$44.81	02/15/2022	—		—	—		—
	—	24,883	(7)		$52.55	02/13/2023	—		—	—		—
	—	—		—	—	—	5,962	(8)	$511,898	—		—
	—	—		—	—	—	5,083	(9)	$436,426	—		—
	—	—		—	—	—	5,787	(10)	$496,872	—		—
	—	—		—	—	—	5,892	(13)	$505,887	—		—
	—	—		—	—	—	—		—	14,273	(14)	$1,225,480
Mara E. Swan	12,000	—		—	$76.30	02/14/2017	—		—	—		—
EVP Global	18,000	—		—	$56.64	02/20/2018	—		—	—		—
Strategy, and Talent	15,000	5,000	(4)	—	$53.01	02/18/2020	—		—	—		—
	3,725	3,726	(5)	—	$67.12	02/16/2021	—		—	—		—
	3,438	10,317	(6)	—	$44.81	02/15/2022	—		—	—		—
	—	18,248	(7)	—	$52.55	02/13/2023	—		—	—		—
	—	—		—	—	—	2,353	(8)	$202,029	—		—
							4,159	(9)	$357,092
	—	—		—	—	—	15,689	(11)	$1,347,058	—		—
	—	—		—	—	—	4,244	(10)	$364,390	—		—
	—	—		—	—	—	4,820	(13)	$413,845	—		—
	—	—		—	—	—	—		—	10,467	(14)	$898,697

(1)	Represents outstanding grants of restricted stock, restricted stock units or career shares.

(2)	Value based on the closing price of $85.86 on December 31, 2013.

(3)	Represents outstanding grants of performance share units, measured at target levels, except as otherwise provided herein.

(4)	The remaining unvested options vested on February 18, 2014.

(5)	50% of the remaining unvested options vested on February 16, 2014 and the remaining will vest on February 16, 2015.

(6)	33% of the remaining unvested options vested on February 15, 2014, and 33% of the remaining unvested options are scheduled to vest on each of February 15, 2015 and 2016.

(7)	25% of the unvested options vested on February 13, 2014, and 25% of the remaining unvested options are scheduled to vest on each of February 13, 2015, 2016 and 2017.

(8)	These restricted stock units vested on February 16, 2014.

(9)	Restricted stock units scheduled to vest on February 15, 2015.

(10)	Restricted stock units scheduled to vest on February 13, 2016.

(11)	Restricted stock units scheduled to vest on February 16, 2016.

(12)	Restricted stock units scheduled to vest on February 13, 2018.

(13)	These performance share units represent 50% of the actual shares achieved during the 2012 performance period. 50% of the shares vested on December 31, 2013 and the remaining 50% are scheduled to vest on December 31, 2014.

(14)	The Committee certified that the performance targets were achieved as of December 31, 2013. The actual number of shares payable, based on the performance results are as follows:

Name	Performance Share Units
Jeffrey A. Joerres	93,246
Michael J. Van Handel	33,302
Jonas Prising	19,982
Darryl Green	19,982
Mara E. Swan	14,654

50% of these performance share units are scheduled to vest on each of December 31, 2014 and 2015 if the service requirements are met as of those dates.

Option Exercises and Stock Vested in 2013

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Joerres CEO	565,000	16,154,082	118,688	9,056,033
Michael J. Van Handel CFO	158,500	4,240,585	28,103	2,432,597
Jonas Prising President, ManpowerGroup	26,250	701,964	16,418	1,267,251
Darryl Green President, ManpowerGroup	20,500	724,050	22,425	1,770,786
Mara E. Swan EVP, Global Strategy and Talent	103,071	2,932,028	9,235	799,382

Pension Benefits in 2013

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey A. Joerres CEO	U.S. Pension Plans	7	92,672	—
Michael J. Van Handel CFO	U.S. Pension Plans	11	104,730	—
Jonas Prising President, ManpowerGroup	N/A	—	—	—
Darryl Green President, ManpowerGroup	N/A	—	—	—
Mara Swan EVP, Global Strategy and Talent	N/A	—	—	—

(1)	For Mr. Joerres and Mr. Van Handel, present value has been calculated as of December 31, 2013 assuming a 4.60% discount rate and retirement occurring at age 65, as well as applying the 2014 Static Mortality Table for Annuitants and Non-Annuitants, as required for plan financial reporting purposes.

U.S. pension plans.    ManpowerGroup maintains both a qualified, noncontributory defined benefit pension plan for U.S. employees, as well as a nonqualified, noncontributory, defined benefit deferred compensation plan for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. Together, both plans are referred to collectively as the “U.S. pension plans.” The U.S. pension plans were frozen as of February 29, 2000 and all benefits under the U.S. pension plans became fully vested. The CEO and CFO are each entitled to pension benefits under the U.S. pension plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65 (with five years of service), or earlier upon termination if the participant has reached age 55 and has had 20 years of service with ManpowerGroup. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years as of February 29, 2000, for employees who had not retired as of February 29, 2000 or (ii) $261,664. Compensation covered by the U.S. pension plans is base salary.

Currently, none of the executive officers are eligible for early retirement under the U.S. pension plans. The early retirement benefit under the U.S. pension plans is the normal retirement benefit, reduced by 5/12 of 1% for each month that the participant retired prior to his or her normal retirement age.

Nonqualified Deferred Compensation in 2013

Name & Principal Position	Plan	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)(2)
Jeffrey A. Joerres	NQSP	50,000	25,000	1,175,858	0	5,122,588
CEO	PBDC	0	0	32,710	0	1,218,705
Michael J. Van Handel	NQSP	50,000	25,000	548,357	0	2,184,432
CFO	PBDC	0	0	17,143	0	638,720
Jonas Prising	NQSP	50,000	11,414	375,840	0	1,499,002
President, ManpowerGroup
Darryl Green	NQSP	0	0	763	0	5,349
President, ManpowerGroup
Mara Swan	NQSP	44,724	22,362	151,339	0	678,797
EVP, Global Strategy and Talent					0

(1)	These amounts reflect contributions made by the executive officers from their 2013 salary, which amounts were also included in the salary column for each executive officer in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2012 annual incentive, which was disclosed in the 2012 Summary Compensation Table: Mr. Joerres — $36,154; Mr. Van Handel — $18,604; Mr. Prising — $38,817 and Ms. Swan — $14,097.

(2)	Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2013 or prior to 2013: Mr. Joerres — $2,755,754; Mr. Van Handel — $1,161,988; Mr. Prising — $942,995; and Mr. Green — $4,250. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming an executive officer, and any company contributions prior to the executive becoming an executive officer. Of the amounts disclosed in this column for the Performance-Based Deferred Compensation Plan, the following amounts were previously reported in the Summary Compensation Table in either 2004 or 2005: Mr. Joerres — $873,190; and Mr. Van Handel — $457,638. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Performance-Based Deferred Compensation Plan reflect earnings on the contributions.

Nonqualified Deferred Compensation in 2013

Nonqualified Savings Plan.    Pursuant to the Nonqualified Savings Plan, certain executives, including the NEOs, may defer a portion of their salary and incentive awards. Salary deferral elections must be made by the executive officers before December 31 of the year prior to the year in which it will be earned. Incentive deferral elections are made by the executive officers in June of each year for the incentive they will earn during such year. The executive officers are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan. Pursuant to the plan, the executive officers, as well as all other plan participants, may receive a matching amount of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. In addition, pursuant to the plan, ManpowerGroup may make a discretionary profit sharing contribution to participants in the plan. During 2013, ManpowerGroup did not make a profit sharing contribution to the plan. ManpowerGroup’s contributions to a participant’s account under the plan (both matching contributions and profit sharing contributions) are not fully vested until a participant has at least five years of credited service with ManpowerGroup. All of the executive officers who participate in the plan were fully vested in their matching contributions and profit sharing contributions as of December 31, 2013.

The investment alternatives available to the executive officers under the Nonqualified Savings Plan are selected by ManpowerGroup and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2013.

Name of Fund	Annual Return
Fidelity Contrafund	34.15%
Fidelity Spartan U.S. Equity Index	32.35%
T. Rowe Price Institutional Large Cap Value	33.98%
Fidelity Spartan Extended Market Index	38.23%
Lord Abbett Small Cap Value	34.11%
TimesSquare Small Cap Growth	47.44%
Dodge & Cox International Stock	26.31%
Fidelity Freedom 2000 Fund	4.56%
Fidelity Freedom 2005 Fund	8.15%
Fidelity Freedom 2010 Fund	11.20%
Fidelity Freedom 2015 Fund	11.96%
Fidelity Freedom 2020 Fund	13.35%
Fidelity Freedom 2025 Fund	16.65%
Fidelity Freedom 2030 Fund	18.21%
Fidelity Freedom 2035 Fund	20.86%
Fidelity Freedom 2040 Fund	21.25%
Fidelity Freedom 2045 Fund	21.84%
Fidelity Freedom 2050 Fund	22.08%
Fidelity Freedom 2055 Fund	22.78%
Fidelity Freedom Income Fund	4.60%
Fidelity Short Term Bond	0.57%
Vanguard Total Bond Market Index Fund	(2.14)%
Fidelity Retirement Money Market	.01%

Benefits paid under the Nonqualified Savings Plan will be paid to the executive officers upon their termination of employment, either in a lump sum, in five annual installments or in ten annual installments, as elected by the executive officers in accordance with the plan rules.

Performance-Based Deferred Compensation Plan.    The CEO and CFO each have participated in the Senior Management Performance-Based Deferred Compensation Plan, earning deferred compensation upon the achievement of earnings per share and economic profit goals in 2004 and 2005. Though the plan was frozen in February 2006, the executives will continue to accrue earnings on such amounts in accordance with the plan. Specifically, the plan allows the Committee to determine the rate of return from time to time. Currently, the rate of return is equal to the effective yield on ten-year Treasury notes plus 100 basis points at the beginning of each year. A detailed discussion regarding the vesting conditions that will entitle an executive to benefits under this plan can be found in the narrative accompanying the Post-Termination Benefits and Change of Control Tables below. Participants will receive any vested benefits under this plan upon their termination of employment, payable in cash or shares of ManpowerGroup’s common stock (in ManpowerGroup’s sole discretion), in a lump sum or in such number of annual installments (between five and fifteen) as elected by the participant in accordance with the plan rules. Upon a change of control, the participants receive a distribution of such benefits in a lump sum at such time.

Termination of Employment and Change of Control Arrangements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the executive officers. Each agreement generally has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of ManpowerGroup within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, the executive officers participate in a number of equity grants and benefit plans that contain vesting provisions that are triggered upon a change of control of ManpowerGroup and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon the voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The tables that follow the descriptions of these arrangements illustrate the amount of enhanced benefits the executive officers would receive under all such arrangements if their employment had been terminated on December 31, 2013 for the reasons specified within the tables or upon a change of control of ManpowerGroup on such date. The tables do not illustrate the value of any vested benefits which are payable to the executive officers upon a termination of employment (i.e., vested equity awards, or vested balances accrued under the Nonqualified Savings Plan or Performance-Based Deferred Compensation Plan), nor do they illustrate the value of any enhanced benefits upon retirement of an executive officer, as none of the executive officers were eligible for retirement treatment as of December 31, 2013 with respect to any of their unvested benefits. The tables below assume that in a “change of control,” the acquiring or surviving company would have assumed all unvested equity awards.

Severance agreements.    Under the severance agreements, upon the involuntary termination of the executive officer’s employment (other than for cause, as described below) or upon the voluntary termination of employment by the executive officer for good reason (as described below), the executive officer is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to Mr. Joerres is capped at 2-1/2 times his base salary in effect at the time of the termination, while Mr. Van Handel’s severance payment is capped at two times his base salary in effect at the time of the termination. There is no cap applicable to the other executive officers. In the event an executive officer’s termination occurs in the two-year period following a change of control of ManpowerGroup or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to Mr. Joerres and Mr. Van Handel is equal to three times the sum of his base salary and annual incentive, while the severance payment to all of the other executive officers is equal to two times the sum of his salary and annual incentive. The cap described above for Mr. Joerres and the Mr. Van Handel does not apply in the event of a change of control. All severance payments under the executive officers’ agreements will generally be paid in a lump sum on the 30th day following the date of termination. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

Cause is defined in the severance agreements, and generally includes: performance failures; failure to follow instructions; fraudulent acts; violation of ManpowerGroup policies; acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to ManpowerGroup; chronic absences from work which are non-health related; crimes related to the executive officer’s duties; or willful harmful conduct to ManpowerGroup. Good reason is also defined in each severance agreement, and, for Mr. Prising and Ms. Swan, generally includes: a material diminution in the executive officer’s duties; a material diminution in the executive officer’s base salary or incentive bonus opportunity; or relocation to a new principal office that is in excess of 50 miles from the executive officer’s prior principal office. The definition of good reason in the new severance agreements for Mr. Joerres, Mr. Van Handel and Mr. Green is as described below.

Under the severance agreements, the executive officers are bound by non-competition agreements in favor of ManpowerGroup for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason. Mr. Joerres’ and Mr. Van Handel’s non-competition agreements do not provide for this exception, such that Mr. Joerres and Mr. Van Handel are bound for the one-year period following the termination of their employment for any reason.

Under the severance agreements, upon the executive officer’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the executive officer, the executive officers are entitled to receive a prorated incentive for the year in which termination occurs. Similarly, if a termination occurs within the two-year period following a change of control or during a protected period, the executive officers are entitled to receive a prorated target incentive for the year in which termination occurs. In addition, for all executive officers covered by U.S. health insurance, ManpowerGroup has agreed to pay for continued health insurance for the executive officers and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then ManpowerGroup has agreed to pay for continued health insurance for the executive officers and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the executive officer’s employment (other than for cause) or a voluntary termination of the executive officer’s employment for good reason, ManpowerGroup will pay for outplacement services for up to one year following the executive officer’s termination. This benefit is not included in Mr. Joerres’ and Mr. Van Handel’s agreements.

In February 2014, ManpowerGroup entered into severance agreements with the Mr. Joerres and Mr. Van Handel that replaced their prior severance agreements that expired in February 2014. These new severance agreements expire in February 2017. In the new agreements, the definition of good reason was modified to include (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or authority, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility that is not coupled with a material reduction in the executive’s target bonus opportunity, but that occurs within two years after a change of control; or (v) a material reduction in the executive’s target bonus opportunity that is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but that occurs within two years after a change of control. Under the prior agreement, “good reason” included a material diminution of an executive’s authority, duties or responsibilities, but did not include a material diminution in target bonus opportunity (other than in the two years following a change of control). Otherwise, the revised severance agreements for Mr. Joerres and Mr. Van Handel are in substantially the same form as the severance agreements that were replaced. On August 13, 2013, ManpowerGroup entered into a severance agreement with Mr. Green that replaced his previous agreement that expired on July 31, 2013. The changes to Mr. Green’s agreement (as compared to his prior agreement) were similar to those discussed above for Mr. Joerres and Mr. Van Handel, except that, under the new agreement, Mr. Green now will receive a prorated incentive award (as compared to a full incentive) in the event of an involuntary termination (other than for cause) or a voluntary termination for good reason which occurs within the two-year period following a change of control or during a protected period. This last change makes his agreement similar to those of the other executive officers. Otherwise, the revised severance agreement for Mr. Green is in substantially the same form as the severance agreement that it replaced.

Stock options.    Each of the executive officers holds unvested stock options granted under the 2003 Equity Incentive Plan and under the 2011 Equity Incentive Plan. Under the terms of the stock option agreements that ManpowerGroup entered into with each of the executive officers, unvested options immediately vest upon the executive officer’s death or disability. Furthermore, upon a change of control where the options are converted on a tax free basis or where ManpowerGroup’s shares remain publicly traded, the options only accelerate vesting in the event of the executive officer’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options over the acquirer’s shares on a tax free basis, such options immediately vest upon the change of control. For purposes of these stock option agreements, the definitions of cause and good reason are generally the same as those used in the executive officer’s severance agreements. Under the terms of the stock option agreements entered into with each of the executive officers in 2012 and later, unvested options also immediately vest upon the executive officer’s “retirement.” Here, retirement means the termination of the executive officer’s employment on or after age 55 and the executive officer has completed 10 years of service with ManpowerGroup. For the stock options granted to Mr. Joerres in 2014, in the event of his involuntary termination of employment (other than for cause) or a voluntary termination for good reason prior to his reaching age 55, any unvested stock options subject to such award shall immediately vest.

Restricted stock units and career shares.    As of December 31, 2013, the executive officers held unvested restricted stock units or career shares (restricted stock or restricted stock units that vest completely on a single date several years into the future, for example, four, five or six years) granted under the 2003 Equity Incentive Plan and the 2011 Equity Incentive Plan. An executive officer will become fully vested in his or her restricted stock units or career shares upon a termination of employment due to death or disability. For any career shares granted in 2011 and all restricted stock units held by the executive officers, an executive officer will become fully vested upon the executive officer’s termination of employment due to “retirement,” except for Mr. Prising’s career share grant in 2013 which does not vest upon retirement. Generally, under these awards, “retirement” means the termination of the executive officer’s employment on or after age 55 and the executive officer has completed 10 years of service with ManpowerGroup. For the restricted stock units granted to Mr. Joerres in 2014, in the event of his involuntary termination of employment (other than for cause) or a voluntary termination for good reason prior to his reaching age 55, he would become fully vested in any unvested restricted stock units subject to such award. Upon a change of control, the restricted stock units or career shares shall vest according to the same terms as described above for stock options.

For career shares granted in 2011, in the event of the executive officer’s involuntary termination of employment (other than for cause) or a voluntary termination for good reason, the executive officer will become vested in a pro-rata number of shares based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. Cause and good reason generally have the same meaning as in the executive officer’s severance agreements.

Performance share units.    All executive officers hold outstanding performance share unit grants. Under these grants, upon an executive officer’s termination of employment due to “retirement,” (here, defined as the termination of the executive officer’s employment on or after age 55 and the executive officer has completed 10 years of service with ManpowerGroup), the executive officer would be entitled to receive a pro rata number of shares based on the actual results at the end of the applicable performance period, prorated based on the time elapsed after the agreement date and during the applicable service periods. Upon the death or disability of an executive officer during the performance period, the executive officer is entitled to receive the target amount shares. Upon the death or disability of an executive officer after the performance period but before the performance share units have vested, the executive officer is entitled to receive the number of shares earned based on the actual results at the end of the performance period. For performance share units granted to Mr. Joerres and Mr. Van Handel in 2014, in the event of the executive officer’s retirement (on or after reaching age 55 and completing 10 years of service), involuntary termination of employment (other than for cause) or a voluntary termination for good reason during the performance period, the executive officer is entitled to receive the number of shares earned based on the actual results at the end of the performance period.

In the event of a change of control of ManpowerGroup, for the 2011 performance share grants, if such change of control were to occur in 2013, if the executive officer’s employment were terminated prior to the end of the vesting periods for such awards, either by Manpower Group other than for cause or by the executive for good reason, the executive officer is entitled to receive the number of shares based on the actual results at the end of the 2011 performance period. For grants of performance share units made in 2012 and later, if a change of control were to occur during the performance period and/or during any vesting period, if the executive officer’s employment were terminated prior to the end of the vesting period for such awards, the executive officer would be entitled to accelerated vesting of any unpaid performance share units, where the total number of shares payable under the award will be based on either the actual performance at the end of the applicable performance period, or, if the change of control were to occur prior to the end of the applicable performance period, based on an amount determined by the committee.

Performance-Based Deferred Compensation Plan.    The benefits payable to Mr. Joerres and Mr. Van Handel under the Senior Management Performance-Based Deferred Compensation Plan that was frozen in February 2006 vest upon a change of control, upon an executive officer’s “retirement” or early retirement, as determined by the Committee, or upon an executive officer’s termination of employment due to death or disability. For purposes of this plan, “retirement” means an executive officer has reached age 62 or has reached age 50 and has completed 15 years of service with ManpowerGroup. The Mr. Joerres and Mr. Van Handel were fully vested in their benefits under this plan in 2013 by virtue of having reached age 50 and completed 15 years of service and, therefore, would not receive any enhanced benefit upon their death or disability or a change of control of ManpowerGroup.

Nonqualified Savings Plan.    The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means an executive officer terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with ManpowerGroup or (iii) has reached age 55, and ManpowerGroup determines that the retirement is bona fide and that the executive officer will not perform services for any competitor of ManpowerGroup. Mr. Joerres and each of the other executive officers that participate in this plan are already fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon their death, disability or retirement.

Post-Termination and Change of Control Benefits

Jeffrey A. Joerres, CEO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)

Severance Payment(3)	n/a	n/a	3,000,000	9,000,000	n/a	n/a
Prorated Incentive(4)	1,800,000	1,800,000	2,858,400	1,800,000	n/a	n/a
Options(5)	7,268,874	7,268,874	n/a	7,268,874	n/a	n/a
Performance Share Units(6)	15,693,764	15,693,764	n/a	17,981,212	n/a	n/a
Restricted Stock/ Restricted Stock Units/Career Shares(7)	6,981,706	6,981,706	n/a	6,981,706	n/a	n/a
Health Benefits	n/a	n/a	15,968	24,105	n/a	n/a

Totals	31,744,344	31,744,344	5,874,368	43,055,897	0	0

(1)	On February 20, 2014, ManpowerGroup entered into a severance agreement with the CEO that replaced his previous agreement, which expired on February 16, 2014.

(2)	The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)	The amount of the severance payment under Mr. Joerres’ severance agreement is equal to his base salary effective as of the date of the termination (here, $1,200,000) and his target bonus for the year of the termination (here, $1,800,000). In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Joerres under his severance agreement is based on the actual incentive earned for 2013 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2013. Note that an incentive amount has also been reported as 2013 compensation for Mr. Joerres in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2013 ($85.86) and the exercise price of each unvested stock option held by Mr. Joerres on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2011, 2012 and 2013 grants) using the closing stock price on December 31, 2013 ($85.86). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2011 and 2012 and the target award for 2013. Although 50 percent of the performance share units for each of the 2011 and 2012 performance share grants vested on December 31, 2013, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2013, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)	The value of any unvested restricted stock and restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2013 ($85.86).

Post-Termination and Change of Control Benefits

Michael J. Van Handel, CFO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	n/a	n/a	1,200,000	3,600,000	n/a	n/a
Prorated Incentive(4)	600,000	600,000	952,800	600,000	n/a	n/a
Options(5)	3,209,312	3,209,312	n/a	3,209,312	n/a	n/a
Performance Share Units(6)	5,604,955	5,604,955	n/a	6,421,895	n/a	n/a
Restricted Stock/ Restricted Stock Units/Career Shares(7)	2,493,546	2,493,546	n/a	2,493,546	n/a	n/a
Health Benefits	n/a	n/a	15,968	24, 105	n/a	n/a

Totals	11,907,813	11,907,813	2,168,768	16,348,858	0	0

(1)	On February 20, 2014, ManpowerGroup entered into a severance agreement with the Mr. Van Handel that replaced his previous agreement, which expired on February 16, 2014.

(2)	The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)	The amount of the severance payment under the Mr. Van Handel’s severance agreement is equal to his base salary effective as of the date of the termination (here, $600,000) and his target incentive (here, $600,000). In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Van Handel under his severance agreement is based on the actual incentive earned for 2013 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2013. Note that an incentive amount has also been reported as 2013 compensation for Mr. Van Handel in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2013 ($85.86) and the exercise price of each unvested stock option held by Mr. Van Handel on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2011, 2012 and 2013 grants) using the closing stock price on December 31, 2013 ($85.86). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2011 and 2012 and the target award for 2013. Although 50 percent of the performance share units for each of the 2011 and 2012 performance share grants vested on December 31, 2013, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2013, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)	The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2013 ($85.86).

Post-Termination and Change of Control Benefits

Jonas Prising, President, ManpowerGroup(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	n/a	n/a	1,137,500	2,275,000	n/a	n/a
Prorated Incentive(4)	487,500	487,500	822,250	487,500	n/a	n/a
Options(5)	1,620,209	1,620,209	n/a	1,620,209	n/a	n/a
Performance Share Units(6)	2,742,583	2,742,583	n/a	3,232,775	n/a	n/a
Restricted Stock/ Restricted Stock Units/Career Shares(7)	5,034,058	5,034,058	773,857	5,034,058	n/a	n/a
Health Benefits	n/a	n/a	13,670	20,636	n/a	n/a
Outplacement	n/a	n/a	25,000	25,000	n/a	n/a

Totals	9,884,350	9,884,350	2,772,277	12,695,178	0	0

(1)	The term of Mr. Prising’s severance agreement expires on May 11, 2015.

(2)	The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)	The amount of the severance payment under Mr. Prising’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $650,000) and a prorated annual incentive for the fiscal year in which the termination occurs (here, $487,500). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)

In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2013 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2013. Note that an incentive amount has also been reported as 2013 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2013 ($85.86) and the exercise price of each unvested stock option held by Mr. Prising on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2011, 2012 and 2013 grants) using the closing stock price on December 31, 2013 ($85.86). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2011 and 2012 and the target award for 2013. Although 50 percent of the performance share units for each of the 2011 and 2012 performance share grants vested on December 31, 2013, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2013, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)	The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2013 ($85.86).

Post-Termination and Change of Control Benefits

Darryl Green, President, ManpowerGroup(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	n/a	n/a	1,137,500	2,275,000	n/a	n/a
Prorated Incentive(4)	487,500	487,500	528,905	487,500	n/a	n/a
Options(5)	1,703,995	1,703,995	n/a	1,703,995	n/a	n/a
Performance Share Units(6)	3,197,298	3,197,298	n/a	3,687,490	n/a	n/a
Restricted Stock/ Restricted Stock Units/Career Shares(7)	1,445,196	1,445,196		1,445,196	n/a	n/a
Health Benefits	n/a	n/a	15,968	24,105	n/a	n/a
Outplacement	n/a	n/a	25,000	25,000	n/a	n/a

Totals	6,833,989	6,833,989	1,707,373	9,648,286	0	0

(1)	On August 13, 2013, ManpowerGroup entered into a severance agreement with Mr. Green that replaced his previous agreement, which expired on July 31, 2013.

(2)	The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)	The amount of the severance payment under Mr. Green’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $650,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $487,500). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2013 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2013. Note that an incentive amount has also been reported as 2013 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2013 ($85.86) and the exercise price of each unvested stock option held by Mr. Green on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2011, 2012 and 2013 grants) using the closing stock price on December 31, 2013 ($85.86). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2011 and 2012 and the target award for 2013. Although 50 percent of the performance share units for each of the 2011 and 2012 performance share grants vested on December 31, 2013, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2013, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)	The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2013 ($85.86).

Director Compensation for 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Marc J. Bolland	10,000	184,930	194,930
Gina R. Boswell	103,000	105,000	208,000
Cari M. Dominguez	86,000	110,065	196,065
William Downe	9,000	188,779	197,779
Jack M. Greenberg	99,000	105,203	204,203
Patricia Hemingway Hall	84,000	111,078	195,078
Terry A. Hueneke	85,000	106,823	191,823
Roberto Mendoza	83,000	118,168	201,168
Ulice Payne, Jr.	93,000	109,389	202,389
Elizabeth P. Sartain.	86,000	108,917	194,917
John R. Walter	31,500	192,493	223,993
Edward J. Zore	108,000	109,997	217,997

(1)	Reflects deferred stock and restricted stock granted under our 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Mr. Bolland, $105,000 attributable to the annual grant of restricted stock (2,474 shares), $75,000 attributable to deferred stock granted in lieu of 100% of the annual retainer (1,111 shares) and $4,930 attributable to deferred stock issued in lieu of dividends (73 shares) in 2013.

For Ms. Boswell, $105,000 attributable to the annual grant of restricted stock (2,474 shares) in 2013.

For Ms. Dominguez, $105,000 attributable to the annual grant of deferred stock (2,474 shares) and $5,065 attributable to deferred stock issued in lieu of dividends (75 shares) in 2013.

For Mr. Downe, $105,000 attributable to the annual grant of deferred stock (2,474 shares), $75,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,111 shares) and $8,779 attributable to deferred stock issued in lieu of dividends (130 shares) in 2012.

For Mr. Greenberg, $105,000 attributable to the annual grant of restricted stock (2,474 shares) and $203 attributable to deferred stock issued in lieu of dividends (3 shares) in 2013.

For Ms. Hemingway Hall, $105,000 attributable to the annual grant of deferred stock (2,474 shares) and $6,078 attributable to deferred stock issued in lieu of dividends (90 shares) in 2013.

For Mr. Hueneke, $105,000 attributable to the annual grant of restricted stock (2,474 shares), and $1,823 attributable to deferred stock issued in lieu of dividends (27 shares) in 2013.

For Mr. Mendoza, $105,000 attributable to the annual grant of deferred stock (2,474 shares), and $13,168 attributable to deferred stock issued in lieu of dividends (195 shares) in 2013.

For Mr. Payne, $105,000 attributable to the annual grant of restricted stock (2,474 shares) and $4,389 attributable to deferred stock issued in lieu of dividends (65 shares) in 2013.

For Ms. Sartain, $105,000 attributable to the annual grant of deferred stock (2,474 shares) and $3,917 attributable to deferred stock issued in lieu of dividends (58 shares) in 2013.

For Mr. Walter, $105,000 attributable to the annual grant of deferred stock (2,474 shares), $75,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,111 shares) and $12,493 attributable to deferred stock issued in lieu of dividends (185 shares) in 2013.

For Mr. Zore, $105,000 attributable to the annual grant of restricted stock (2,474 shares) and $4,997 attributable to deferred stock issued in lieu of dividends (74 shares) in 2013.

As of December 31, 2013, the aggregate number of shares of deferred stock held by the non-employee directors was as follows: Mr. Bolland — 5,388; Ms. Boswell — 0; Ms. Dominguez — 5,474; Mr. Downe — 9,506; Mr. Greenberg — 254; Ms. Hemingway Hall — 6,555; Mr. Hueneke — 1,947; Mr. Mendoza —13,371; Mr. Payne — 4,728; Ms. Sartain — 4,543; Mr. Walter — 13,511; and Mr. Zore — 5,462. All such shares of deferred stock were fully vested as of December 31, 2013. All shares of restricted stock granted to the non-employee directors in 2013 were fully vested as of December 31, 2013.

For 2013, the board of directors approved the compensation arrangement for non-employee directors described below. Non-employee directors were paid a cash retainer equal to $75,000 per year. Non-employee directors were paid $2,000 per committee meeting attended in person, and $1,000 per committee meeting attended telephonically. The chairs of the audit committee and the executive compensation and human resources committee were each paid an additional annual retainer of $15,000 per year and the chair of the nominating and governance committee was paid an additional annual retainer of $12,500 per year. In addition, each director was reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2011 Equity Incentive Plan in lieu of their annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of ManpowerGroup common stock on the last trading day of each full or partial calendar quarter covered by the election period. For the election period that ended on December 31, 2013,

Mr. Bolland, Mr. Downe and Mr. Walter elected to accept deferred stock in lieu of 100% of the annual cash retainer to which they were otherwise entitled.

Shares of common stock represented by deferred stock granted to a director prior to January 1, 2007 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. Shares of common stock represented by deferred stock granted to a director on or after January 1, 2007 will be distributed to the director on the earliest of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director received an annual grant of deferred stock. The grant was effective on the first day of 2013, and the number of shares granted equaled $105,000 divided by the closing sale price of a share of ManpowerGroup’s common stock on the last business day of the preceding year, or 2,474 shares of deferred stock for 2013. Such deferred stock vests in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earliest of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

The board of directors has approved an amendment to the compensation program for non-employee directors effective as of January 1, 2014 to be more comparable to compensation packages offered to non-employee directors of peer-group companies. The annual cash board retainer has been increased to $85,000 per year from $75,000 per year and board members will no longer receive a fee for attending committee meetings. The board also approved a fee structure for committee chairs and the lead director as follows:

$12,500	Annual retainer for services as chair of the Nominating and Governance Committee
$15,000	Annual retainer for services as chair of the Audit or Compensation Committee
$20,000	Annual retainer for service as lead director of the corporation
$25,000	Annual retainer in the case where the lead director also serves as chair of one of the committees

Non-Employee Director Stock Ownership Guidelines

The nominating and governance committee believes that non-employee directors should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the committee recommended and the board of directors approved stock ownership guidelines for the non-employee directors effective on January 1, 2006. Non-employee directors are expected to own shares or hold vested deferred stock or vested restricted stock equal in value to five times the annual cash retainer ($60,000 at January 1, 2006, for a total guideline of $300,000) by January 1, 2009 for directors in office as of January 1, 2006, and by the third anniversary of the date of appointment for directors appointed after January 1, 2006. On December 12, 2011, the nominating and governance committee approved an amendment to the stock ownership guidelines for non-employee directors to reflect the increase in the annual cash retainer that became effective on February 16, 2011, increasing the total stock ownership guideline to $375,000 ($75,000 x 5). This resulted in an increase in the number of shares required to be owned by each non-employee director that was a director as of February 16, 2011 of 1,181 shares. Any current director as of February 16, 2011 who had not met the new guidelines will have an additional year from the date of their appointment to meet the new guideline. For all directors who became directors after February 16, 2011, including Mr. Downe and Ms. Hemingway Hall, the total guideline is $375,000 and each director has four years from the date of appointment to meet the guideline. In determining whether targeted ownership levels have been met, the committee will not take into account unexercised options. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines.

Director	Target Number of shares(1) (#)	Number of shares held(2) (#)		Value of shares(3)	Target Date to Satisfy Guidelines
Marc J. Bolland	7,633	8,709	(4)	$747,754	Guidelines Satisfied
Gina R. Boswell	5,219	14,772	(5)	$1,268,323	Guidelines Satisfied
Cari M. Dominguez	4,442	14,006	(6)	$1,202,555	Guidelines Satisfied
William Downe	6,134	16,747	(7)	$1,437,897	Guidelines Satisfied
Jack M. Greenberg	7,633	5,223	(8)	$448,447	(16)
Patricia Hemingway Hall	6,134	7,926	(9)	$680,526	Guidelines Satisfied
Terry A. Hueneke	7,633	7,504	(10)	$644,293	(16)
Roberto Mendoza	8,143	14,847	(11)	$1,274,763	Guidelines Satisfied
Ulice Payne, Jr.	5,195	14,293	(12)	$1,227,197	Guidelines Satisfied
Elizabeth P. Sartain	8,240	10,055	(13)	$863,322	Guidelines Satisfied
John R. Walter	7,633	20,236	(14)	$1,737,463	Guidelines Satisfied
Edward J. Zore	7,633	44,175	(15)	$3,792,866	Guidelines Satisfied

(1)	For directors that became directors after January 1, 2006, the target values are based on the closing price on the last day of the month that a director is appointed to the board of directors.

(2)	Represents the number of shares held as of January 1, 2014.

(3)	Based on price per share of ManpowerGroup common stock on January 1, 2014 of $85.86.

(4)	Includes 3,311 shares of common stock and 5,398 vested shares of deferred stock.

(5)	Consists of common stock.

(6)	Includes 7,176 shares of common stock and 6,830 vested shares of deferred stock.

(7)	Includes 6,000 shares of common stock and 10,747 vested shares of deferred stock.

(8)	Includes 4,966 shares of common stock and 257 vested shares of deferred stock.

(9)	Consists of deferred stock.

(10)	Includes 5,530 shares of common stock and 1,974 vested shares of deferred stock.

(11)	Consists of deferred stock.

(12)	Includes 11,252 shares of common stock and 3,041 vested shares of deferred stock.

(13)	Includes 7,547 shares of common stock and 2,508 vested shares of deferred stock.

(14)	Includes 5,900 shares of common stock and 14,336 vested shares of deferred stock.

(15)	Includes 41,462 shares of common stock and 2,713 vested shares of deferred stock.

(16)	Given Mr. Greenberg’s and Mr. Hueneke’s retirement from the board of directors in 2014, the stock ownership guidelines have been waived.

AUDIT COMMITTEE REPORT

We have an audit committee consisting of five directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.manpowergroup.com/about/corporategovernance.cfm. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee. The committee reviews its charter on an annual basis and updates as necessary.

In 2013, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2013, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operational risks,

•	certain risk matters, including payroll tax credits, internal control testing and procedures, disclosure committee process and insurance risk,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	litigation matters,

•	our compliance with the Foreign Corrupt Practices Act and our code of business conduct and ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chair of the audit committee, and any other audit committee member who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2013 prior to the quarterly release of earnings.

In February 2014, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2013 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2013 and 2012, which consist of the following:

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2012 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2012 approved by the audit committee were $5,345,500.

The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2013 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2013 approved by the audit committee were $5,280,000.

Audit-Related Fees.    The aggregate fees billed by Deloitte for audit-related services were $153,520 in 2012. These services consisted of auditing billing procedures for one of our foreign subsidiaries’ lines of business, issuing an audit report related to the statement of educational expenses for flex workers for one our subsidiaries, auditing an opening balance sheet due to the merger of legal entities for one of our subsidiaries and providing a comfort letter in connection with a debt offering.

The aggregate fees billed by Deloitte for audit-related services were $73,200 in 2013. These services consisted of auditing billing procedures for one of our foreign subsidiaries’ lines of business, issuing an audit report related to the statement of educational expenses for flex workers for one our subsidiaries, auditing an opening balance sheet due to an acquisition and other miscellaneous services.

Tax Fees.    The aggregate fees billed by Deloitte for tax services were $448,200 in 2012. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and a transfer pricing study.

The aggregate fees billed by Deloitte for tax services were $313,350 in 2013. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and a transfer pricing study.

All Other Fees.    The aggregate fees and expenses billed by Deloitte for all other services were $32,550 in 2012 for consulting relating to expatriate services, review of a social security planning opportunity and training.

The were no aggregate fees and expenses billed by Deloitte to us in 2013.

We have a policy on services provided by the independent auditors that we review on an annual basis and was last updated in December 2013. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.manpowergroup.com/about/corporategovernance.cfm. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2012 and 2013 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2013 and at the meeting in February 2014 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2013 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee

Gina R. Boswell, Chair

Patricia A. Hemingway Hall

Terry A. Hueneke

Roberto Mendoza

Ulice Payne, Jr.

2.  RATIFICATION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2014 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2014.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2014. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2014, and your proxy will be so voted unless you specify otherwise.

3.  APPROVAL OF AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN OF MANPOWERGROUP INC.

General

Our board of directors is recommending that the number of shares available for grant under our 2011 Equity Incentive Plan (the “plan”) be increased to ensure the Company has sufficient shares available for its long-term incentive programs. Specifically, the board of directors is seeking shareholder approval of an amendment to:

•	increase the maximum number of shares authorized for issuance under the plan by 3,500,000 shares; and

•	increase the aggregate number of “full value share awards” available for grant by 2,500,000 shares.

In February, 2014, the board of directors approved this amendment, subject to shareholder approval.

If shareholder approval is received, the plan will be amended and restated to incorporate the amendment. The amendment will not be implemented unless shareholder approval is received.

In adopting the proposed amendment and requesting shareholder approval, the board of directors and the executive compensation and human resources committee considered ManpowerGroup’s historical grant practices and current and future dilution levels. Mercer, the executive compensation and human resources committee’s independent compensation consultant, assisted in the assessment. Our board of directors recommends this proposal which is designed to attract, retain and motivate talented executives who will create value for our shareholders.

At the same time the board of directors adopted the proposed amendment, it amended and restated the plan to make certain administrative changes that do not require shareholder approval. The complete text of the plan, reflecting all administrative changes made by the board of directors in February for which shareholder approval was not required, as well as the amendment for which shareholder approval is being requested, has been filed with the Securities and Exchange Commission as Appendix B to this proxy statement. The following description is a summary of the material features of the plan and the proposed amendment.

Material Features of the Plan and Proposed Amendment

Plan Background.    The plan was adopted by the board of directors and approved by our shareholders in 2011. In 2012, the board of directors adopted an amendment to Section A of the plan for which shareholder approval was not required. As described above, the board of directors amended and restated the plan in February 2014.

Common Stock Subject to the Plan.    The plan currently provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance share units, share appreciation rights (SARs), and deferred stock to employees designated by the executive compensation and human resources committee or the board of directors. The plan also provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, performance share units, SARs and deferred stock to non-employee directors designated by the board of directors. Under the plan, the maximum number of shares which may be issued, subject to adjustment in the event of certain corporate transactions, is 3,000,000 shares of common stock (of which, as of February 11, 2014 there were 634,132 shares available for future issuance). If the proposed amendment is approved, the maximum number of shares available for issuance, subject to adjustment in the event of certain corporate transactions, would be increased by 3,500,000 shares to 6,500,000 shares of common stock. Based on our historical practices, we believe that the 3,500,000 shares, when added to the 634,132 shares that were available for future issuance as of February 11, 2014, will be sufficient to address our anticipated needs for at least three years. However, the actual grants remain within the discretion of the executive compensation and human resources committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

For purposes of determining the maximum number of shares which may be issued, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued and, upon the exercise of a SAR or option granted under the plan, the full number of SARs or options exercised are considered to have been issued under the plan. Shares withheld to satisfy taxes, shares used to exercise an option, and the underlying shares to which the exercise of a SAR relates reduce the number of shares available for issuance under the plan. In addition, if an option is exercised by using the net exercise method set forth in paragraph 7(f) of the plan, the gross number of shares for which the option is exercised is considered to have been issued.

Increase in Aggregate Limit on Full Value Awards.    Currently, the maximum number of shares that may be issued under the plan pursuant to the grant of restricted stock and pursuant to the settlement of restricted stock units, performance share units or shares of deferred stock granted under the plan is 1,875,000 shares (of which, as of February 11, 2014, there were 220,941 shares available for future issuance), subject to adjustment in the event of certain corporate transactions. If the proposal is approved, the maximum number of shares that may be issued pursuant to the grant or settlement of such awards (collectively, “full value share awards”) would be increased by 2,500,000 shares to a total of 4,375,000 shares, subject to adjustment in the event of certain corporate transactions. Our executive compensation and human resources committee believes that performance share units should represent a significant portion of our executive compensation, which are granted through the use of full value share awards. For purposes of determining the maximum number of shares issuable pursuant to full value awards available under the plan, any shares of restricted stock or deferred stock that are forfeited, or any restricted stock units or performance share units that are forfeited, are not considered to have been issued. Based on our historical grant practices, we believe that the 2,500,000 shares proposed to be made available for full value share awards under the plan, when added to the 220,941 shares that were available for future issuance of full value share awards as of February 11, 2014, will be sufficient to address our anticipated needs for at least three years. However, the actual grants remain within the discretion of the executive compensation and human resources committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

Administration.    The plan will be administered by the board of directors with respect to grants to non-employee directors under the plan. The plan will be administered by the executive compensation and human resources committee or the board of directors with respect to grants to employees. The executive compensation and human resources committee will be designated from time to time by the board of directors, and it will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the plan to comply with Section 162(m) of the Internal Revenue Code, or any other statutory rule or regulatory requirements, unless otherwise determined by the board of directors. We refer to the board of directors and the executive compensation and human resources committee as the administrator.

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

Eligibility.    Participants under the plan are limited to our non-employee directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 25,000 persons are eligible to participate in the plan, which includes twelve non-employee directors and eight executive officers.

Duration and Amendment of the Plan.    No awards may be granted pursuant to the plan after February 16, 2021. Except to the extent shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange, the board of directors may amend, modify or terminate the plan (except in certain cases where participant consent is required).

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant or where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code. Except in connection with a corporate transaction involving ManpowerGroup (including, without limitation, any stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares), the administrator may not adjust or amend the exercise price of any outstanding option or SAR whether through amendment, cancellation or replacement grants or any other means.

Federal Income Tax Consequences.    The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Nonstatutory Stock Options.    A participant will not be deemed to have received taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a nonstatutory stock option, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise. This deduction will be available to us in the tax year in which the participant recognizes the income.

The income arising from a participant who is an employee exercising a nonstatutory stock option will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a nonstatutory stock option will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.

Incentive Stock Options.    Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the incentive stock option, and if the participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been an employee of ours, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option or the transfer of common stock acquired upon exercise.

If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

SARS.    A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.

The income arising from a participant who is an employee exercising an SAR will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock or cash to be issued or paid until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Restricted Stock.    The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.

We will be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Performance Share Units.    A participant will not be deemed to have received taxable income upon the grant of performance share units. The participant will be deemed to have received taxable ordinary income at such time as the shares are distributed with respect to performance share units earned by the participant. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares the participant receives. Upon the distribution of shares to a participant with respect to performance share units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Deferred Stock.    A participant will not be deemed to have received taxable income upon the grant or vesting of deferred stock. Upon distribution of common stock or cash in respect of the deferred stock, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant plus the amount of any cash received. Upon the distribution of such shares of common stock or cash, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made.

The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares of common stock are distributed to the participant.

Plan Benefits.    We cannot determine how many eligible employees will participate in the plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the plan as a result of this amendment.

The following table sets forth the awards and the dollar value of the awards granted under the plan during 2013 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock/RSUs	Dollar Value of Restricted Stock/RSUs(1)	Options	Dollar Value of Options(1)	Performance Share Units(2)	Dollar Value of Performance Share Units(1)	Deferred Stock	Dollar Value of Deferred Stock(1)
Jeffrey A. Joerres	26,642	$1,400,037	60,825	$1,100,002	66,604	$3,500,040	0	0
CEO
Michael J. Van Handel	9,515	500,013	41,472	750,009	23,787	1,250,007	0	0
CFO
Jonas Prising	34,254	1,800,048	24,883	450,002	14,273	750,046	0	0
President, ManpowerGroup
Darryl Green	5,709	300,008	24,883	450,002	14,273	750,046	0	0
President, ManpowerGroup
Mara E. Swan	4,187	220,027	18,248	330,010	10,467	550,041	0	0
EVP, Global Strategy and Talent
All executive officers as a group	86,398	4,540,215	196,854	3,560,046	152,240	8,000,212	0	0
All non-employee directors as a group	14,844	630,000	0	0	0	0	19,152	920,897
All employees other than executive officers as a group	90,320	4,505,544	24,130	415,703	0	0	0	0

(1)	The grant date fair value of awards that are reported in this column have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”.

(2)	These amounts represent the number of performance share units if target performance is achieved.

Market Value

On February 18, 2014 the closing sales price of the common stock on the NYSE was $77.75 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of December 31, 2013	Weighted- average exercise price of outstanding options, warrants and rights as of December 31, 2013($)	Weighted-average contractual term outstanding options, warrants and rights as of December 31, 2013 (years)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2013 (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,897,158	55.00	4.1	2,332,605
Equity compensation plans not approved by security holders	—	—	—
Total	3,897,158	55.00	4.1	2,332,605

The following table sets forth information about our shares of common stock outstanding and available for issuance under our existing equity compensation plans after giving effect to the grant on February 11, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of February 11, 2014(1)	Weighted-average exercise price of outstanding options, warrants and rights as of February 11, 2014($)	Weighted-average contractual term outstanding options, warrants and rights as of February 11, 2014 (years)	Number of securities remaining available for future issuance under equity compensation plans as of February 11, 2014 (excluding securities reflected in the first column) (2)(3)
Equity compensation plans approved by security holders	4,445,182	$57.9	4.0	1,711,440
Equity compensation plans not approved by security holders(4)	—	—	—
Total	4,445,182	57.9	4.0	1,711,440

(1)	Includes the following type of awards: options — 2,888,976 shares; restricted stock units — 775,480; performance share units assuming outstanding performance — 714,752; and deferred stock — 65,974. Includes the number of shares subject to options issued under the following plans: 2003 Equity Incentive Plan — 2,261,844 shares; and 2011 Equity Incentive Plan — 627,132 . Includes the number of shares subject to restricted stock units issued under the following plans: 2003 Equity Incentive Plan — 200,452 shares; and 2011 Equity Incentive Plan — 575,028. Includes the number of shares subject to deferred stock units issued under the following plans: 2003 Equity Incentive Plan — 17,567 shares; and 2011 Equity Incentive Plan — 48,407. All of the performance share units were issued under the 2011 Equity Incentive Plan. Includes the following number of shares authorized to be granted on or after February 11, 2014 as part of our 2014 annual grant made in February and March 2014: options — 166,074; restricted stock units — 146,573; and performance share units at the outstanding level — 297,920.

(2)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 212,609 shares; Savings Related Share Option Scheme — 758,523 shares; and 2011 Equity Incentive Plan — 634,132 shares. This number of shares available under the 2011 Equity Incentive Plan is after the grant of 610,567 shares in connection with our February 2014 grant, which includes performance shares units at the outstanding level. If the amendment to the 2011 Equity Incentive Plan is approved, the number of shares available under the plan would increase by 3,500,000 shares. The Savings Related Share Option Scheme, which is similar to an employee stock purchase plan, enables us to offer to U.K. employees with at least one year of service the opportunity to purchase a specified number of shares of our common stock at not less than 85% of its market value on the day prior to the offer to participate in the plan. Funds used to purchase the shares are accumulated through payroll deductions.

(3)	The 2011 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock. As of February11, 2014 the number of shares available in respect of restricted stock, restricted stock units, performance share units and deferred stock granted under the 2011 Equity Incentive Plan is 220,941 shares, which is after the grant of 444,493 shares of restricted stock units and performance share units (at the outstanding level) in connection with our February 2014 grant. If the amendment to the 2011 Equity Incentive Plan is approved, the number of full value shares available for issuance under the plan would increase by 2,500,000 shares.

(4)	As of December 31, 2013, we did not maintain any equity compensation plans which were not approved by shareholders.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends that you vote FOR the approval of the amendment to the 2011 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

4.  ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

ManpowerGroup derives over 85% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (36%), Northern Europe (28%) and Asia Pacific Middle East (12%). Our business is truly global in nature and complexity, with over 25,000 employees and over 600,000 associates connected with clients worldwide on any given day. Our worldwide network serves global, multinational and local companies in 80 countries and territories. We placed approximately 3.4 million people in jobs in 2013, and provided a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

To be successful, ManpowerGroup needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the executive officers that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for the executive officers generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, stock options, performance share units (PSUs), and restricted stock units. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, PSUs represent a right to receive shares of Company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

The Company structures the compensation packages of the executive officers so that the overall outcomes at target fall generally within the median range of the competitive market. For the annual incentive and the PSU components of the package, award levels for achievement of the applicable goals generally are set at the median of the competitive market for target results and the 75th percentile for outstanding results. However, actual outcomes may vary among the executive officers due to experience and other individual factors. In addition, because of the cyclical nature of the Company’s business, actual outcomes may significantly exceed or fall short of this range after taking into account performance factors.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on operating profit margin percentage goals, an incentive that measures how efficiently our executive officers’ have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits. In addition, a substantial portion of the annual incentive awards paid to the CEO and CFO are based on achievement of earnings per share and economic profit goals for the year. Earnings per share focuses our executive officers on producing financial results that align with the interests of our shareholders, while economic profit incentivizes our executive officers to manage our accounts receivable and other capital investments carefully in order to maximize the return on capital deployed.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. The executive officers’ base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of financial goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated. As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of performance share units which are earned only to the extent the company achieves a pre-established level of performance tied to a designated financial metric, in this instance operating profit margin.

Approval of the company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the executive compensation and human resources committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends you vote FOR the proposal to approve the compensation of our named executive officers, and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2015 annual meeting of shareholders must be received by us no earlier than November 30, 2014 and no later than January 29, 2015, and any other shareholder proposed business to be brought before the 2015 annual meeting of shareholders must be received by us no later than January 29, 2015. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2015 annual meeting of shareholders must be received by us at our principal executive offices by November 5, 2014. Such nominations or proposals must be submitted to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2013 all filing requirements were met.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2014. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at www.manpowergroup.com/investors/investors.cfm or by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

By Order of the Board of Directors,

Richard Buchband, Secretary

APPENDIX A-1

Core Research Peer Group Companies

3M

Abbott Laboratories

Accenture PLC.

Ace Ltd.

AES Corp.

Aetna Inc

AflaInc

Alcoa

Allstate

Altria Group

American Electric Power

American Express

Amgen Inc.

Anadarko Petroleum Corp

Apache Corp

AutoNation

Baker Hughes Inc

Bank Of New York Mellon Corp

Baxter Int’l

Best Buy Co. Inc.

Bristol-Myers Squibb

Capital One Financial

Carnival Corp/Plc. (USA)

CBS

Centurylink Inc.

Chubb

Cigna

Cisco Systems Inc.

Coca-Cola Enterprises

Colgate-Palmolive Co.

Computer Sciences

Conagra Foods Inc.

Constellation Energy

Coventry Health Care

Cummins

Danaher Corp

Deere & Co.

DIRECTV

Disney (Walt) Co.

Dominion Resources

Duke Energy

Dupont

Eaton

Ebay Inc.

EMC Corp/MA

Emerson Electric

Exelon

FedEx Corp

FirstEnergy

Fluor

Freeport-McMoran Cop&Gold

Gap Inc.

General Dynamics

General Mills

Goldman Sachs Group Inc.

Goodyear Tire & Rubber

Google Inc.

Halliburton

Hartford Financial Services

Hess

Honeywell Int’l

Humana

Illinois Tool Works

Ingersoll-Rand Plc.

Intel Corp.

International Paper

Jabil Circuit Inc.

Johnson Controls

Kellogg Co.

Kimberly-Clark

Kohl’s

Kraft Foods Group Inc.

L-3 Communications

Lilly (Eli) & Co.

Lockheed Martin Corp.

Loews

Lowe’s Companies Inc.

Macy’s

Marathon Oil Corp

McDonald’s

Medtronic

Merck & Co

Monsanto Co.

Morgan Stanley

Motorola

Murphy Oil

National Oilwell Varco Inc

News Corp.

Nextera Energy

Nike, Inc

Northrop Grumman Corp

Nucor

Occidental Petroleum

Office Depot

Omnicom Group

Oneok

Oracle

Paccar Inc.

Parker-Hannifin Corp

Penny (J C) Co.

PG&E Corp.

Phillip Morris International

PNC Financial Svcs Grp

PPG Industries

PPL Corp

Progressive

Prudential Financial

Qualcomm Inc.

Raytheon Co

Safeway Inc.

Schlumberger Ltd

Sears Holding Corp

Southern

Southwest Airlines

Sprint Nextel

Staples

Starbucks Corp

SUNOCO

Supervalu Inc.

Sysco

The Connectivity Lts.

Tesoro

Texas Instruments

Time Warner Cable

Time Warner

TJX Companies Inc.

Travelers Cos.

Tyson Foods

U.S. Bancorp

Union Pacific

United Parcel Service Inc.

United States Steel

Viacom

Waste Management

Western Digital Corp

Whirlpool Corp

Xerox

Yum Brands

A-1

APPENDIX A-2

Industry-Specific Comparator Group

Insperity	Kforce
CDI Corp	Robert Half International, Inc.
Kelly Services, Inc.	TrueBlue, Inc

A-2

APPENDIX B-1

2011 EQUITY INCENTIVE PLAN

OF

MANPOWERGROUP INC.

(Amended and Restated Effective ~~February 16, 2011~~ April 29, 2014)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b) “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c) “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d) A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Combined Credit Years” shall mean the total number of years after adding together a Participant’s age (in whole years) and years of Service (in whole years).

(g) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(h) “Company” shall mean ManpowerGroup Inc., a Wisconsin corporation.

APPENDIX B-1

(i) “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(j) “Deferred Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Deferred Stock to a Participant is confirmed.

(k) “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(l) “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(q) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(r) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(s) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(t) “Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(u) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(v) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax

APPENDIX B-1

or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1.	Net Income

2.	Revenue

3.	Earnings per share diluted

4.	Return on investment

5.	Return on invested capital

6.	Return on equity

7.	Return on net assets

8.	Shareholder returns (either including or excluding dividends) over a specified period of time

9.	Financial return ratios

10.	Cash flow

11.	Amount of expense

12.	Economic profit

13.	Gross profit

14.	Gross profit margin percentage

15.	Operating profit

16.	Operating profit margin percentage

17.	Amount of indebtedness

18.	Debt ratios

19.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

20.	Attainment by a Share of a specified Market Price for a specified period of time

21.	Customer satisfaction survey results

22.	Employee satisfaction survey results

23.	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The above Performance Goals may be determined with or without regard to extraordinary, unusual or nonrecurring items, including, without limitation: changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified by the Committee upon the grant of an Award.

(w) “Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

APPENDIX B-1

(x) “Performance Share Unit Agreement” shall mean the agreement whereby the Company’s grant of Performance Share Units to a Participant is confirmed.

(y) “Plan” shall mean the 2011 Equity Incentive Plan of the Company.

(z) “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(aa) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(bb) “Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(cc) “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(dd) “Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ee) “Retirement” shall mean a Participant’s termination of employment after having attained 75 Combined Credit Years. Provided, however the committee may amend such definition on a prospective basis.

(ff) “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(gg) “SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh) “Service” shall mean as to each Participant, the period beginning on the date he or she first becomes an Employee and ending on the date he or she ceases to be an Employee.

(ii) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(jj) “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

APPENDIX B-1

(kk) “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

APPENDIX B-1

3. AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4. SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed ~~3,000~~6,500,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) The aggregate number of Shares which may be issued under the Plan pursuant to the grant of Restricted Stock and pursuant to the settlement of Restricted Stock Units, Performance Share Units or shares of Deferred Stock granted under the Plan shall not exceed ~~1,875~~4,375,000 (subject to adjustment as provided in Paragraph 13 hereof). For purposes of determining the maximum number of shares issuable under these types of Awards, any shares of Restricted Stock or Deferred Stock or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as Shares that have not been issued under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph 13 hereof).

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock, Restricted Stock Units or Deferred Stock).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

APPENDIX B-1

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options.    An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee.    The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price.    The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.

APPENDIX B-1

(d) Exercise.    An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, in connection with a Triggering Event, all outstanding Options shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of the Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price.    The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the opening sale price per Share on the New York Stock Exchange on the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the opening sale price per Share on the New York Stock Exchange) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the opening sales price per share on the New York Stock Exchange on the day of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

APPENDIX B-1

(g) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) ~~Any~~For Options granted on or after February 11, 2014, any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant ~~and provided further that on the date the participant ceases to be an Employee, he or she then has a present right to exercise such Option or would have become entitled to exercise such Option had that Participant remained an Employee during such three-year period~~;

(3) ~~In~~ For Options granted on or after February 11, 2014, in the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event subsequent to ten (10) years from its date of grant; and

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution~~; and~~

~~(C) only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained an Employee during such three-year period.~~

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

APPENDIX B-1

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock.    Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions.    The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Except as otherwise provided by the Administrator, where Restricted Stock Units or Restricted Stock Awards are subject to vesting conditions based upon the continued service of a Participant for a minimum period of more than three (3) years, such Awards shall be referred to as “Career Shares.” Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of

APPENDIX B-1

Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee ~~on or after such person’s normal~~ due to Retirement ~~date,~~ (or due to early retirement with the consent of the Administrator), or due to death or Disability, all unvested Restricted Stock Units held by the Participant shall immediately vest; and

(3) In the event a Participant ceases to be an Employee due to Retirement (where the Administrator consents to the Retirement of such Participant) or due to death or Disability, the restrictions applicable to any Restricted Stock ~~then~~ held by the Participant shall immediately lapse ~~and all unvested Restricted Stock Units held by the Participant shall immediately vest~~.

(e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse, and any Restricted Stock Units then held by all Participants shall immediately vest, upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting or a lapse of restrictions due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(f) Retention of Certificates for Restricted Stock.    The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units.    Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to

APPENDIX B-1

execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units.    Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units.    Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion (based on the date of distribution) of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

APPENDIX B-1

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value.    The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.

(c) Exercise.    An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise.    An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the

APPENDIX B-1

payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the Participant ceases to be an Employee he or she then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

APPENDIX B-1

(g) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability.    Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions.    The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment.    The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the

APPENDIX B-1

foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2), (d)(3) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(3) For Awards of Performance Share Units granted on or after February 11, 2014, in the event a Participant ceases to be an Employee due to Retirement during the performance period applicable to such Award, the Participant shall earn and become vested in a prorated portion of the Performance Share Units. The number of Performance Share Units earned and vested in connection with such a Retirement shall be the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, such number to be determined based on the actual performance results at the end of the relevant performance period, multiplied by the quotient of: (A) the number of full months worked by the Participant between the beginning of the applicable performance period and the date of the Participant’s Retirement and (b) the number of full months during the applicable performance period.

(e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, ~~upon~~ for Awards of Performance Share Units made on or after February 11, 2014, where a Participant ceases to be an Employee during the ~~occurrence of~~ two-year period following a Triggering Event, due either to the ~~Employee~~ termination of the Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment by the Participant for “good reason” (as defined by the Administrator at the time of grant), the Participant shall ~~immediately~~ earn and become vested in ~~a prorated number of Performance Share Units. The number of Performance Share Units earned shall be the number of Performance Share Units determined by multiplying the (i) the resulting~~ the number of Performance Share Units that would have been earned ~~at the~~ by the Participant if he or she had continued to be an Employee until the end of the ~~Performance Period by adjusting the Performance Goal targets on a pro rata basis for less than the entire Performance Period and then applying the actual Performance Goal achieved as~~ applicable performance period, as determined by the Committee, taking into account (i) treatment of ~~the date immediately prior to~~similar Participants with similar Awards whose employment continued beyond the date of the Employee’s cessation of employment, (ii) revised performance goals, if any, as agreed to between the relevant parties to the Triggering Event, ~~by (ii~~and (iii) the ~~quotient of: (x)~~Company’s achievement toward the ~~number~~performance goals at the end of ~~days between and including the date of grant and the date of~~the performance period, if measurable after the Triggering Event~~, divided by (y) the number of days in the Performance Period.~~ In addition, except as otherwise determined by the Administrator, ~~in the case of any individual Employee, if that person~~if a Participant ceases to be an Employee during a Protected Period because of a termination of such ~~person’s~~ Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment for “good reason” (as defined by the Administrator at the time of grant), upon a Triggering Event, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall become earned and vested on the date of the Triggering Event to the same extent

APPENDIX B-1

they would have otherwise been earned if the Employee would have been an Employee on the date of the Triggering Event and had been terminated other than for Cause immediately thereafter.

(f) Transferability.    Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares.    Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant (taking into account any permissible deferral elections); provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

(c) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

APPENDIX B-1

(2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, all deferred stock then held by Participants shall immediately vest upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(e) Transferability.    Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions.    Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Deferred Stock on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares of Deferred Stock equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the shares of Deferred Stock held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Deferred Stock. Where a distribution of Shares to a Participant in respect of Deferred Stock in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal

APPENDIX B-1

year, a pro rata portion (based on the date of distribution) of any shares of Deferred Stock that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed on the same terms and in the same proportions as the shares of Deferred Stock held by a Participant as of the record date or distribution date shall vest.

(h) Accelerated Distribution.    The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments.    In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions.    In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect.    Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

APPENDIX B-1

14. TAXES

(a) Options and SARs.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation and Human Resources Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 16, 2021. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are

APPENDIX B-1

listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Unit Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18. FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

19. NO RIGHT TO EMPLOYMENT.

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

20. LIMITATIONS ON FULL-VALUE AWARD GRANTS

Notwithstanding any other provision of this Plan, for any grant of Performance Share Units, Restricted Stock, Restricted Stock Units, or other full-value award under the plan:

(a) that is earned based on performance, the minimum performance period will be one year; or

(b) that is earned based on tenure (and is not covered under subparagraph (a)), the minimum restricted period will be three years, provided that such minimum three-year restriction will not apply to grants representing up to 125,000 shares.

For the avoidance of doubt, the limitations on the minimum restricted period herein shall not prevent the Administrator from granting Awards which may vest prior to the end of such three year period in the event of a

APPENDIX B-1

Participant’s death, Disability, or Retirement (or early retirement with the consent of the Administrator), or in connection with a Triggering Event where such accelerated vesting is otherwise consistent with the terms of this Plan. Further, for the avoidance of doubt, the minimum restricted period of three-years herein shall not prevent the Administrator from granting Awards which vest in pro rata installments (e.g., monthly or annually) over a minimum period of three-years.

21. GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, United States of America, without regard to its conflict of law provisions.

SECTION A

~~(Amended and Restated Effective February 15, 2012)~~

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

(d) Paragraph 18 of the Main Plan shall not apply to this Section A.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(q) of the Main Plan (save that the proviso to that Paragraph 2(q) shall not apply) on the date of grant of an Option; provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

APPENDIX B-1

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

APPENDIX B-1

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall not apply.

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

~~“Any person who ceases to be an Employee due to Disability,~~ “For Options granted on or after February 11, 2014:

(A) any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) any Participant who ceases to be an Employee due to injury, Redundancy, his or her intention to retire to the satisfaction of his or her employer and with the consent of the Administrator (“retirement~~”),~~”) or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have~~(A) Three (3) years~~Eighteen (18) months from the date of such cessation ~~due to Disability~~ to exercise any Option granted hereunder as to all or part of the Shares subject ~~to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period;~~ provided~~,~~ however~~, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and~~

~~(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, retirement, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject~~ to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

~~“In~~“For Options granted on or after February 11, 2014, in the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to ~~the~~such Option, granted to such Employee shall become fully vested and shall be exercisable:

(A) ~~F~~for one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant; and

(B) ~~O~~only by the personal representative, administrator or the representative of the estate of the deceased Employee~~; and~~.”

~~(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”~~

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination

APPENDIX B-1

of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“(1) If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Revenue.

(2) The age of 55 years is the retirement age specified in the Scheme in accordance with paragraph 35A of Schedule 4. This provision does not confer any right to exercise an Option on retirement on or after reaching that age.”

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) For the purposes of this Scheme, the adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall read:

“In the event of any variation of share capital of the Company (whether by way of a capitalization issue (other than a stock dividend), rights issue, consolidation, sub-division, reduction of capital or other variation of share structure), the number and/or nominal value and/or description (but not the class) of Shares subject to each outstanding Option and/or the Exercise Price applicable to each outstanding Option shall be appropriately adjusted as determined by the Administrator, provided that no such adjustments to any Options granted under this Scheme shall be made without the prior approval of the Revenue.”

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

APPENDIX B-1

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(2) of Schedule 4;

(2) the shares to which the new option relates will meet the conditions in paragraphs 16 to 20 of Schedule 4;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be in respect of shares that have, immediately after grant of the new option, a total market value equal to the total market value of the Option immediately before its release;

(5) the new option will have an exercise price per share such that the total amount payable on complete exercise of the new option will equal the total amount that would have been payable on complete exercise of the Option;

(6) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(7) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

APPENDIX B-1

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment to any “key feature” of this Scheme or provision of the Main Plan as applicable to this Scheme (as defined in paragraph 30(4) of Schedule 4) shall have effect until approved by the Revenue.

ManpowerGroup™

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors:
Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
1.1 - Cari M. Dominguez	☐	☐	☐	1.2 - Roberto Mendoza	☐	☐	☐	1.3 - Jonas Prising	☐	☐	☐
1.4 - Elizabeth P. Sartain	☐	☐	☐	1.5 - Edward J. Zore	☐	☐	☐				

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 1 8 7 6 8 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01S6ED

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2014. Vote by Internet Go to www.envisionreports.com/MAN Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PROPOSALS 1, 2, 3 AND 4 ARE BEING PROPOSED BY MANPOWERGROUP INC 1. Election of Directors: Nominees: . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PROPOSALS 1, 2, 3 AND 4 ARE BEING PROPOSED BY MANPOWERGROUP INC. 1.1 - Cari M. Dominguez 1.4 - Elizabeth P. Sartain 1.5 - Edward J. Zore 1.2 - Roberto Mendoza 1.3 - Jonas Prising 1. Election of Directors: Nominees: For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent auditors for 2014. 4. Advisory vote to approve the compensation of our named executive officers. For Against Abstain 3. Approval of an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For Against Abstai Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

ManpowerGroup Inc. Annual Meeting of ManpowerGroup Inc. Shareholders Tuesday, April 29, 2014 10:00 a.m. International Headquarters of ManpowerGroup Inc. 100 Manpower Place Milwaukee, Wisconsin Agenda 1. Elect five individuals nominated by the Board of Directors of ManpowerGroup Inc. to serve until 2015 as directors. 2. Ratification of Deloitte & Touche LLP as independent auditors for 2014. 3. Approval of an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc. 4. Advisory vote to approve the compensation of our named executive officers. 5. Transact such other business as may properly come before the meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2013 Annual Report to Shareholders are available at: www.envisionreports.com/MAN qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — ManpowerGroup Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANPOWERGROUP INC. The undersigned hereby appoints Jeffrey A. Joerres, Michael J. Van Handel and Richard Buchband proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ManpowerGroup Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ManpowerGroup Inc. to be held April 29, 2014 or any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be marked, dated and signed, on the other side)